UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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NORTONLIFELOCK INC.

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60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
to be held on:
September 14, 2021
9:00 a.m. Pacific Time
Dear Stockholder:
You are cordially invited to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 9:00 a.m. (Pacific Time) on Tuesday, September 14, 2021. This year’s meeting will again be completely virtual and conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/NLOK2021. You will also be able to vote your shares electronically at the Annual Meeting. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/NLOK2021 and submit questions in advance of the Annual Meeting.
For your convenience, we are also pleased to offer a re-playable webcast of the Annual Meeting at investor.nortonlifelock.com. We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement:
1.
To elect the nine nominees named in the proxy statement to NortonLifeLock’s Board of Directors;

2.
To ratify the appointment of KPMG LLP as NortonLifeLock’s independent registered public accounting firm for the 2021 fiscal year;

3.
To hold an advisory vote to approve executive compensation;

4.
To consider and vote upon a stockholder proposal, if properly presented at the meeting; and

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are furnishing proxy materials to our stockholders primarily via the internet to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. On or about July 28, 2021, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report, and how to vote through the internet or by telephone.
Only stockholders of record as of the close of business on July 19, 2021 are entitled to notice of, and vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting, as well as online during the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at (650) 527-8000.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or in the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the “2021 Annual Meeting of Stockholders Meeting Information” section of the proxy statement for additional information.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Bryan Ko
BRYAN KO
Chief Legal Officer and Secretary
Tempe, Arizona
July 28, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 14, 2021.   The proxy statement and NortonLifeLock’s Form 10-K for the 2021 fiscal year are available at http://investor.nortonlifelock.com/ About/Investors/financial-information/Annual-Reports/default.aspx.

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PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2021 Annual Meeting of Stockholders Information
Date and Time:	Tuesday, September 14, 2021 at 9:00 a.m. Pacific Time
Location:	Meeting live via the internet by visiting www.virtualshareholdermeeting.com/NLOK2021
Record Date:	July 19, 2021
Admission:	To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NLOK2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in an account with a brokerage firm, bank or other nominee, then you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Voting Matters
Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR	20
2. Ratification of Independent Registered Public Accounting Firm	FOR	28
3. Advisory Vote to Approve Executive Compensation	FOR	29
4. Stockholder Proposal	AGAINST	30
Our Director Nominees
		Director Since				Committee Memberships*				Other Public Boards
Name	Age		Occupation	Independent	Diversity	AC	CC	NGC	Tech
Susan P. Barsamian	62	2019	Director		W					1
Eric K. Brandt	59	2020	Director							3
Frank E. Dangeard	63	2007	Managing Partner, Harcourt							3
Nora M. Denzel	58	2019	Director		W					3
Peter A. Feld	42	2018	Managing Member and Head of Research, Starboard Value LP							2
Kenneth Y. Hao	52	2016	Chairman and Managing Partner, Silver Lake Partners		D					2
Emily Heath	47	2021	SVP, Chief Trust & Security Officer, DocuSign		W D					0
Vincent Pilette	49	2019	Chief Executive Officer							0
Sherrese M. Smith	49	2021	Partner, Paul Hastings		W D					1

AC = Audit Committee	CC = Compensation and Leadership Development Committee	NGC = Nominating and Governance Committee
Tech = Technology and Cybersecurity Committee	W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)

= Member	= Chair

*
Reflects our Board and committee composition following the Annual Meeting.

Sound Corporate Governance Practices

Separate Independent Chairman and CEO	Majority Voting for Directors
Board Committees Consist Entirely of Independent Directors	Stockholder Ability to Call Special Meetings (15% threshold)
All Current Directors Attended at least 75% of Meetings Held	Stockholder Ability to Act by Written Consent
Independent Directors Meet Regularly in Executive Session	Proxy Access Subject to Standard Eligibility Requirements
Director Age Limit of 72	Robust Cybersecurity Program.
Annual Board and Committee Self-Evaluations	Comprehensive ESG program and Board oversight of ESG
Risk Oversight by Full Board and Committees	Extensive Stockholder Outreach/Engagement Program
Annual Election of All Directors	No Dual-Class or Multi-Class Stock
Executive Compensation Philosophy and Practices
Fiscal year 2021 (FY21) marked the first full year as a stand-alone pure consumer Cyber Safety company. Our Compensation and Leadership Development Committee (Compensation Committee) of our Board of Directors (Board) recognized this important milestone for NortonLifeLock in designing and adopting its executive compensation philosophy and program for FY21: provide a simple, investor friendly mix of short and long-term compensation that promotes value creation for NortonLifeLock and our stockholders and real rewards or consequences for our executive team for actual performance. Nothing more, nothing less.
The compensation received by our Named Executive Officers (NEOs) in for FY21 reflects the positive business results and highlights from this past year:

Note: Pro-Forma growth excludes impact of extra week in Q1 fiscal year 2020 (FY20), ID Analytics (divested in Q4 FY20). All results presented are non-GAAP, continuing operations and exclude enterprise dedicated revenues and costs. See Annex A for reconciliation of non-GAAP operating margin from GAAP to non-GAAP and definitions of Bookings, Direct Customer Count, Retention Rate and ARPU.

Our Compensation Committee designed our FY21 compensation program to be consistent with leading corporate governance and executive compensation practices:
What We Do

At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and is modified by individual performance, except in the case of our CEO, whose compensation is entirely based on company performance. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results or relative total shareholder return (TSR).

Predetermined goals	We reward performance that meets our predetermined short and long-term goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance	We limit any potential cash severance payments to not more than 1x our executive officers’ target total cash compensation and 2x our CEO’s total base salary.
Independent consultant	Our Compensation Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
What We Don’t Do

No performance, no pay	We do not pay out performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No auto increases	We do not provide for automatic salary increases or equity awards grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.

Compensation Components
Our FY21 compensation philosophy is reflected in the three key pillars of executive compensation: (i) base salary, (ii) short-term annual cash incentive awards and (iii) long-term equity incentive awards.
FY21 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO (or Board for CEO changes).	Page 42
Executive Annual Incentive Plan	Cash	Annual	Bookings with non-GAAP profit margin as operating gate; individual performance goal modifier for NEOs other than CEO.	Page 42
Equity Incentive Awards	Restricted Stock Units (RSUs)	Vests annually over three years	Service and time-based vesting.	Page 45
	Performance-based Restricted Stock Units (PRUs)	Vests at the end of a three-year period
50% of PRUs vest in full in May 2023 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full in May 2023 based on achievement of compound annual growth rate (CAGR) for revenue measured over a multi-year period.

Meeting Information
We provide information about NortonLifeLock’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), voting and additional information starting on page 69.

CORPORATE GOVERNANCE
NortonLifeLock is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors (the “Board”) and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Corporate Governance Guidelines generally specify the rights and responsibilities of NortonLifeLock’s Board, management and stockholders, and detail the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters. The Board is responsible for the general governance of NortonLifeLock, including selection and oversight of key management, and management is responsible for running our day-to-day operations.
Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at investor.nortonlifelock.com, by clicking on “Company Charters” under “Corporate Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate. Our Board represents the interests of the stockholders in perpetuating a successful business and optimizing sustainable long-term stockholder value. The Board is responsible for ensuring that NortonLifeLock is managed in a manner that is designed to serve those interests.
Code of Conduct and Code of Ethics
We have adopted a code of conduct that applies to all of our Board members, officers and employees. We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Financial Code of Ethics are posted on the Investor Relations section of our website located at investor.nortonlifelock.com, by clicking on “Company Charters” under “Corporate Governance.” Any amendments or waivers of our Code of Conduct and Financial Code of Ethics pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.
Insider Trading, Hedging and Pledging Policies
With limited exceptions for pre-existing arrangements, our Insider Trading Policy prohibits all directors and employees, including executive officers, from short-selling NortonLifeLock stock or engaging in transactions involving NortonLifeLock stock-based derivative securities, including, but not limited to, trading in NortonLifeLock-based option contracts or engaging in other hedging transactions (for example, buying and/or writing puts and calls, equity swaps, collars, exchange funds, transacting in straddles and the like; however, holding and exercising options or other derivative securities granted under NortonLifeLock’s stock option or equity incentive plans is not prohibited by this policy.) Our policy also prohibits pledging NortonLifeLock stock as collateral for a loan or holding company securities in a margin account. Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee. Since our settlement with Starboard Value LP in September 2018, we have agreed to waive these requirements with respect to certain forward contracts held by Starboard on a limited basis.
In addition, our Insider Trading Policy prohibits our directors, officers, employees and contractors from purchasing or selling NortonLifeLock securities while in possession of material, nonpublic information. It also requires that our Chief Executive Officer and our Chief Financial Officer conduct any open market sales of our securities only through the use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting prearranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about NortonLifeLock at the time of the sale. All other executives and our non-employee directors are strongly encouraged to trade using Exchange Act Rule 10b51 plans.
Stock Ownership Guidelines
Our Board adopted stock ownership guidelines to better align our directors’ and officers’ interests with those of our stockholders. Details of our directors’ stock ownership guidelines are disclosed under “Summary of Director Qualifications and Experience” on page 25, and details of our executive officers’ stock ownership guidelines are disclosed under “Stock Ownership Requirements” in the “Compensation Discussion & Analysis” section on page 36. The Compensation Committee determines the stock ownership guidelines and the Nominating and Governance Committee monitors compliance under such guidelines.
Stockholder Outreach and Engagement
We are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable NortonLifeLock to address them effectively. During 2020, we reached out to 15 of our top stockholders, representing nearly 49% of our outstanding capital stock to discuss NortonLifeLock’s prospects, including our executive compensation. Of those stockholders, we held meetings with 10 of them in which we discussed matters such as NortonLifeLock’s business model, NortonLifeLock’s executive compensation programs and goal settings and metrics. The remaining stockholders either confirmed they had no concerns, did not desire to have a meeting or did not respond. Our FY21 executive compensation philosophy and programs reflect the feedback we received from our engagement with stockholders and investors during FY20 and FY21. Please see the “Compensation Discussion & Analysis” section for more information. At NortonLifeLock, we have an open line of communication with our stockholders and investors and continue to engage them for feedback on our programs.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election. A plurality voting standard will apply instead of the majority voting standard if: (i) a stockholder has provided us with notice of a nominee for director in accordance with our Bylaws; and (ii) that nomination has not been withdrawn as of 10 days before we first deliver proxy materials to stockholders.
To effectuate this policy with regard to incumbent directors, the Board will not nominate an incumbent director for re-election unless prior to such nomination the director has agreed to promptly tender a resignation if such director fails to receive a sufficient number of votes for re-election at the stockholder meeting with respect to which such nomination is made. Such resignation will be effective upon the earlier of (i) the Board’s acceptance of such resignation or (ii) the 90th day after certification of the election results of the meeting; provided, however, that prior to the effectiveness of such resignation, the Board may reject such resignation and permit the director to withdraw such resignation.
If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee shall act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board intends to act promptly on the Committee’s recommendation and will decide to accept or reject such resignation and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors they deem relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. The Board expects a director whose resignation is under consideration to abstain from participating in any decision regarding the resignation.
Proxy Access
Our Bylaws contain “proxy access” provisions which permit a stockholder, or a group of up to 50 stockholders, owning continuously for at least three years a number of shares of our common stock that constitutes at least 3% of our outstanding shares of common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Our Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.
Board Leadership Structure
Our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate. Instead, it retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairman. During those periods in which the positions of Chairman and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Currently, the roles of Chief Executive Officer and Chairman are separate. Frank Dangeard, one of our long-standing independent directors, currently serves as Chairman of the Board.
The Board believes that separating the roles of Chief Executive Officer and Chairman is the appropriate leadership structure for NortonLifeLock at this time because it results in an effective balancing of responsibilities, experience and perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure allows our Chief Executive Officer to focus on executing NortonLifeLock’s strategic plan and managing NortonLifeLock’s operations and performance, while allowing the Chairman of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
The duties of the Chairman of the Board and Chief Executive Officer are set forth in the table below:
Duties of the Chairman of the Board	Duties of the CEO
• Sets the agenda of Board meetings	• Sets strategic direction for NortonLifeLock
• Presides over meetings of the full Board	• Creates and implements NortonLifeLock’s vision and mission
• Contributes to Board governance and Board processes	• Leads the affairs of NortonLifeLock, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees
• Communicates with all directors on key issues and concerns outside of Board meetings
• Presides over meetings of stockholders
• Leads executive sessions of independent directors
Board Independence
It is the policy of the Board and The Nasdaq Stock Market LLC’s (“Nasdaq”) rules require that listed companies have a board of directors with at least a majority of independent directors, as defined under Nasdaq’s Marketplace Rules. Currently, each member of our Board, other than any person serving on our Board who also serves as our CEO, is an independent director, and all standing committees of the Board are composed entirely of independent directors. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and NortonLifeLock with regard to each director’s business and other activities as they may relate to NortonLifeLock and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following current and former directors and director nominees are independent: Susan P. Barsamian, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Kenneth Y. Hao, Emily Heath, David W. Humphrey, Sherrese M. Smith and V. Paul Unruh.
Change in Director Occupation
Our Corporate Governance Guidelines include a policy that our Board should consider whether a change in any director’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill his or her directorship obligations. To facilitate the Board’s consideration, all directors shall submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. Such resignation may be accepted or rejected in the discretion of the Board.
Board and Committee Effectiveness
It is important to NortonLifeLock that our Board and its committees are performing effectively and in the best interests of NortonLifeLock and its stockholders. The Nominating and Governance Committee reviews the size, composition and needs of the Board with established criteria to ensure the Board has the appropriate skills and expertise to effectively carry out its duties and responsibilities. In addition, an evaluation of the Board’s and its committees’ operations and performance is conducted annually by the Nominating and Governance Committee. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.
Board’s Role in Risk Oversight
The Board executes its risk management responsibility directly and through its committees.

**Board of Directors**
**Risk Management Responsibility**

**Key Board Committees**

### Audit Committee

- Oversees internal controls and disclosure controls.
- Oversees enterprise risk management.
- Oversees financial risk management and reporting.
- Key liason with external Auditor.

### Compensation and Leadership Development Committee

- Oversees risk associated with compensation policies and practices.
- Oversees executive development and succession.
- Oversees Company benefits plans and programs.
- Oversees Company's human capital

### Nominating and Goverance Committee

- Oversees corporate governance procedures and polices.
- Oversees Board compositions, nomination and evaluation.
- Oversees Company ESG matters.
- Oversees Company public policy and political activities and expenditures.

**Additional Committees**

### Technology & Cybersecurity Committee

- Oversees Company's technology strategy, initiatives and investments.
- Oversees Company's key cybersecurity information technology risks.

The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full Board during the Board meetings. In addition, the Board participates in regular discussions with our senior management on many core subjects, including strategy, operations and finance, in which risk oversight is an inherent element. The Board believes that its leadership structure, as described above under “Board Leadership Structure,” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the independent, non-executive Chairman and each independent committee chair, to participate actively in the oversight of management’s actions.

Board’s Role in COVID-19 Response
Additionally, in connection with the recent COVID-19 pandemic, the Board, together with the Audit Committee, the Compensation Committee, and management, has overseen our efforts to mitigate financial and human capital management risk exposures associated with the pandemic.
Key COVID-19 Actions	COVID-19 Response for Colleagues in India
• Closed non-essential worker sites and implemented travel restrictions and cancelled or shifted our conferences and other marketing events to virtual-only.	• Vaccine reimbursement for employees and family members in India.
• Maintain Covid-19 employee website to provide up-to-date resources, data and education, including CDC guidance, and benefits, ergonomic and wellness information.	• Launched vaccination clinics in Pune and Chennai.
• Regular employee communications.	• Created a social channel for all India team members to share information and support one other.
• Increased our collaboration tools for remote offices.
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Special 2:1 match for ActionAid India for COVID Relief — shared with all of our NLOK community to ensure that those who are able to, have the opportunity to participate in giving this much needed support.

• Frequent marketing and communication of our global Employee Assistance Program to enable quick support for employees and their families.	• Home isolation coverage and telemed consultations are now included under our Health Plan.
• 100% coverage for testing, vaccinations and telemed consultation under our US medical plans.
• Stipend to assist with remote office set up and provisioned surplus equipment for home office deployment.
• Social distancing measures, enhanced cleaning and safety protocols for open sites.
Board’s Role in Oversight of Company Strategy
One of the Board’s most important responsibilities is collaborating with management to establish NortonLifeLock’s long-term strategy and then overseeing and providing guidance to management in the execution of the articulated strategy. Various elements of our strategy are discussed in depth at every quarterly Board meeting, with management providing the Board with an update on performance with an update on execution against short and longer-term elements of strategy. The Board also meets annually for a multi-day session where long-term strategy is the primary topic. While the full Board, with leadership of the Chairman, has responsibility for overseeing overall company strategy, each of our key Committees provides input to the full Board on strategic and execution-oriented issues related to their respective areas of focus. The Board receives regular updates from the management team (including those below the executive level) regarding NortonLifeLock’s strategy and performance to inform its perspective on progress and ensure that it is able to effectively perform its oversight responsibilities.
Board’s Role in Oversight of Human Capital Management
The Board has long recognized that our employees are one of our most important assets and is engaged with management on ensuring that NortonLifeLock is an employer of choice for the most talented employees in our industry. While the full Board regularly discusses human capital management with regards to its role in overseeing our overall long-term strategy, our Compensation Committee has responsibility for overseeing human capital management. The Compensation Committee, together with our Nominating and Governance Committee, are tasked with overseeing specific initiatives on a regular basis.

Our Compensation Committee is responsible for, among other tasks:
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Monitoring employee turnover on a quarterly basis; and

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Overseeing compensation philosophies and incentive plans across our workforce.

Our Nominating and Governance Committee has regular touchpoints with management on the following topics:
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Employee engagement and work-life integration initiatives;

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Monitoring our workforce planning, including required capabilities and skills development;

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Understanding our workforce demographics and diversity, equity and inclusion strategies; and

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Monitoring our corporate culture.

Outside Advisors
The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at NortonLifeLock’s expense, and are provided full access to our officers and employees.
Board Structure and Meetings
The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. Agendas and topics for board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:
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Reviewing annual and longer-term strategic and business plans;

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Reviewing key product, industry and competitive issues;

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Reviewing and determining the independence of our directors;

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Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

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Selecting and approving director nominees;

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Selecting, evaluating and compensating the Chief Executive Officer;

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Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;

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Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

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Evaluating the performance of the Board;

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Overseeing our compliance with legal requirements and ethical standards; and

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Overseeing our financial results.

Executive Sessions
After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session.” These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors hold an executive session to evaluate the Chief Executive Officer’s performance and compensation. Executive sessions of the Board are led by the independent, non-executive Chairman.

Succession Planning
Our Board recognizes the importance of effective executive leadership to NortonLifeLock’s success, and meets to discuss executive succession planning at least annually. Our Board develops and reviews emergency and long-term succession plans and evaluates succession candidates for the CEO and other senior leadership positions under both. The Board also oversees management’s senior executive talent development plans, including ensuring that our succession candidates have regular interactions with the Board.
Attendance of Board Members at Annual Meetings
We encourage our directors to attend our annual meetings of stockholders. All eight directors who were elected to the Board at our 2020 Annual Meeting attended that meeting.

THE BOARD AND ITS COMMITTEES
There are three primary committees of the Board: the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Governance Committee. Recently, the Board also established a fourth Committee, the Technology and Cybersecurity Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters. The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee, Nominating and Governance Committee and the Technology and Cybersecurity Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and the key committee charters are available on our website at investor.nortonlifelock.com, by clicking on “Company Charters,” under “Corporate Governance.”
The following table shows the proposed composition of the Board of Directors and its committees, and other information, following the Annual Meeting. Current committee composition is provided in the text below the table.
		Director Since				Committee Memberships*				Other Public Boards
Name	Age		Occupation	Independent	Diversity	AC	CC	NGC	Tech
Susan P. Barsamian	62	2019	Director		W					1
Eric K. Brandt	59	2020	Director							3
Frank E. Dangeard	63	2007	Managing Partner, Harcourt							3
Nora M. Denzel	58	2019	Director		W					3
Peter A. Feld	42	2018	Managing Member and Head of Research, Starboard Value LP							2
Kenneth Y. Hao	52	2016	Chairman and Managing Partner, Silver Lake Partners		D					2
Emily Heath	47	2021	SVP, Chief Trust & Security Officer, DocuSign		W D					0
Vincent Pilette	49	2019	Chief Executive Officer							0
Sherrese M. Smith	49	2021	Partner, Paul Hastings		W D					1
AC = Audit Committee	CC = Compensation and Leadership Development Committee	NGC = Nominating and Governance Committee
Tech = Technology and Cybersecurity Committee	W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)
= Member	= Chair
* Reflects our Board and committee composition following the Annual Meeting.
During FY21, our Board of Directors held 13 meetings, the Audit Committee held 9 meetings, the Compensation Committee held 7 meetings and the Nominating and Governance Committee held 7 meetings. The Board established the Technology and Cybersecurity Committee in late FY21 and it did not hold any formal meetings in that year. During this time, no current directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served during the period which such director served.
Audit Committee
Our Audit Committee is currently comprised of Mr. Brandt, who is the chair, and Memes. Denzel and Heath and Mr. Dangeard. Our Audit Committee oversees NortonLifeLock’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal control over financial reporting and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment, retention and compensation of our independent auditors. Its duties and responsibilities include, among other things:
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Reviewing and discussing with management NortonLifeLock’s quarterly and annual financial statements.

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Reviewing the adequacy and effectiveness of NortonLifeLock’s accounting and financial reporting processes.

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Appointing and, if necessary, terminating any registered public accounting firm engaged to render an audit report or to perform other audit, review or attest services for NortonLifeLock.

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Reviewing and approving processes and procedures to ensure the continuing independence of NortonLifeLock’s independent auditors.

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Reviewing the internal audit function of NortonLifeLock, including the independence and authority of its reporting obligations and the coordination of NortonLifeLock’s internal audit function with the independent auditors.

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Reviewing NortonLifeLock’s practices with respect to risk identification, assessment, monitoring and risk management and mitigation, including financial, privacy, operational, compliance, physical security, legal and other key business risks.

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Reviewing NortonLifeLock’s adequacy and effectiveness of NortonLifeLock’s cyber security and information security policies and practices.

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Reviewing NortonLifeLock’s business continuity and disaster preparedness planning.

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Reviewing any regulatory developments that could impact NortonLifeLock’s risk identification, assessment, monitoring and risk management and mitigation.

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Reviewing NortonLifeLock’s ethics compliance program, including policies and procedures for monitoring compliance, and the implementation and effectiveness of NortonLifeLock’s ethics and compliance program.

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Directing and supervising investigations into any matters within the scope of its duties.

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Retaining such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities.

Our Board has unanimously determined that all Audit Committee members are independent as defined under current Nasdaq listing standards, and at least one member has financial sophistication as required pursuant to the Nasdaq listing standards. In addition, our Board has unanimously determined that Mr. Brandt qualifies as an “audit committee financial expert” under the SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated.
Compensation and Leadership Development Committee
Our Compensation Committee is currently comprised of Mr. Feld, who is the chair, and Memes. Barsamian and Denzel. Our Compensation Committee oversees our compensation policies and practices so that they align with the interests of our stockholders; encourage a focus on NortonLifeLock’s long-term success and performance; and incorporate sound corporate governance principles. It also oversees our programs to attract, retain and develop our executive officers. Its duties and responsibilities include, among other things:
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Reviewing NortonLifeLock’s executive and leadership development practices, which support our company’s ability to retain and develop the executive and leadership talent required to deliver against our company’s short term and long-term business strategies, including succession planning for the executive officers.

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Reviewing and overseeing NortonLifeLock’s human capital management practices.

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Reviewing NortonLifeLock’s compensation policies, plans and programs to confirm they: (i) are designed to attract, motivate and retain talented executive officers; (ii) compensate the executive officers effectively in a manner consistent with the strategy of NortonLifeLock and the interests of stockholders; (iii) are consistent with a competitive framework; and (iv) support the achievement of NortonLifeLock’s overall financial results and individual contributions.

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Reviewing and recommending to the independent directors of our Board all compensation arrangements for our Chief Executive Officer.

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Determining stock ownership guidelines for our Board and executive officers.

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Reviewing NortonLifeLock’s overall compensation and benefits programs.

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Administering our equity incentive and stock purchase plans.

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Reviewing and recommending to the Board compensation for non-employee members of the Board.

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Reviewing and approving policies and procedures relating to the perquisites of our executive officers.

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Reviewing NortonLifeLock’s compensation policies and practices to confirm that such policies and practices are not likely to have a material adverse effect on NortonLifeLock and do not encourage excessive or inappropriate risk-taking by our executives.

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Reviewing and making recommendations regarding company policies on recoupment of incentive-based compensation.

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Reviewing and making recommendations to the Board with respect to stockholder proposals and stockholder advisory votes related to executive compensation matters.

Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Nominating and Governance Committee
Our Nominating and Governance Committee is currently comprised of Ms. Barsamian, who is the chair, and Ms. Smith and Messrs. Dangeard and Feld. Our Nominating and Governance Committee oversees NortonLifeLock’s corporate governance procedures and policies, and ensures that they represent best practices and are in the best interests of NortonLifeLock and its stockholders, which includes establishing appropriate criteria for nominating qualified candidates to the Board. Its duties and responsibilities include, among other things:
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Establishing the criteria and determining the desired qualifications, expertise and characteristics of the Board, with the goal of developing a diversity of perspectives, backgrounds, experiences, knowledge and skills on the Board.

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Considering the size, composition and needs of the Board and evaluate and recommending qualified candidates for election to the Board consistent with the established criteria to ensure the Board has the appropriate skills and expertise.

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Advising the Board on corporate governance matters and recommending to the Board appropriate or necessary actions to be taken by our company, the Board and the Board’s committees.

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Identifying best corporate governance practices and developing and recommending to the Board a set of corporate governance guidelines applicable to our company.

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Reviewing and assessing the adequacy of our company’s corporate governance policies, including our company’s Corporate Governance Guidelines and Code of Conduct, and recommending modifications to the Board as appropriate.

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Overseeing and reviewing NortonLifeLock’s policies and programs concerning: (i) corporate social responsibility; (ii) public policy; (iii) philanthropy; (iv) political activities and expenditures; (v) NortonLifeLock’s participation and visibility as a global corporate citizen; and (vi) NortonLifeLock’s sustainability performance, including impacts to our business of environmental, social and governance issues.

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Monitoring compliance under the stock ownership guidelines as set by the Compensation Committee for the Board and executive officers.

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Implementing and overseeing the processes for evaluating the Board, its committees and the CEO on an annual basis.

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Overseeing the management of risks that may arise in connection with NortonLifeLock’s governance structures and processes.

Technology and Cybersecurity Committee
Our Technology and Cybersecurity Committee is currently comprised of Ms. Heath, who is the chair, and Memes. Barsamian, Denzel and Smith. Our Technology and Cybersecurity Committee assists our Board in its oversight of management’s responsibilities to regularly assess NortonLifeLock’s key risks and engage in enterprise-wide risk management as it relates to cybersecurity and NortonLifeLock’s technology and information systems, including with respect to strategies, objectives, capabilities, initiatives, policies and investments. Its duties and responsibilities include, among other things:
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Overseeing the quality and effectiveness of NortonLifeLock’s information security team, and policies and procedures with respect to its information technology systems.

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Providing advice to the Board on cyber-related matters.

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Reviewing and providing oversight on NortonLifeLock’s data footprint, policies and procedures, and strategy.

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Reviewing with management, NortonLifeLock’s disaster recovery capabilities.

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Overseeing NortonLifeLock’s major innovation efforts, technology plans, and strategies including from partnerships and acquisitions.

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Monitoring the performance of NortonLifeLock’s technology development in support of its overall business strategy and advise on strategic technological focus.

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Overseeing the identification, monitoring, and evaluation of existing and emerging trends in technology that may affect NortonLifeLock’s strategic plans, including monitoring of overall industry trends, competitors and technologies in adjacent areas and providing guidance on these areas.

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Reviewing the key technical talent, skills, and organizational structure of NortonLifeLock’s workforce supporting its cybersecurity and technology efforts.

DIRECTOR NOMINATIONS
AND COMMUNICATION WITH DIRECTORS
Criteria for Nomination to the Board
The Nominating and Governance Committee will consider candidates submitted by NortonLifeLock stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The Nominating and Governance Committee has generally identified nominees based upon recommendations by outside directors, management and executive recruiting firms. The goal of the Nominating and Governance Committee is to assemble a Board that offers a diverse portfolio of perspectives, backgrounds, experiences, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.
The information provided under Proposal No. 1, “Election of Directors — Nominees for Director” below includes the key attributes, experience and skills of each of our director nominees that led to the conclusion that each director nominee should serve as a member of the Board of Directors at this time.
Process for Identifying and Evaluating Nominees
The Nominating and Governance Committee typically considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy SEC and Nasdaq requirements.
The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of NortonLifeLock’s stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. In addition, we do not have a formal written policy with regard to the consideration of diversity in identifying candidates; however, as discussed above, diversity is one of the numerous criteria the Nominating and Governance Committee reviews before recommending a candidate. We have from time to time engaged, for a fee, a third- party independent search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for NortonLifeLock and may do so in the future.
Stockholder Proposals for Nominees
The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding director nominations. The Nominating and Governance Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.
To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by stockholders must be submitted by mail and must be received by the Corporate Secretary no later than March 30, 2022 to ensure adequate time for meaningful consideration by the Nominating and Governance Committee. Each submission must include the following information:
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the full name and address of the candidate;

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the number of shares of NortonLifeLock common stock beneficially owned by the candidate;

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a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

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biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

Information regarding requirements that must be followed by a stockholder who wishes to make a stockholder nomination for election to the Board for next year’s annual meeting is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2022 Annual Meeting.”
Pursuant to the proxy access provisions of our Bylaws, an eligible stockholder or group of stockholders may nominate one or more director candidates to be included in our proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing between February 28, 2022 and March 30, 2022 (or, if the 2022 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2021 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2021 annual meeting or within 10 calendar days after our public announcement of the date of the 2022 annual meeting) to the Corporate Secretary at the address listed below. When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required therein.
Contacting the Board of Directors
Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:
NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Corporate Secretary
The Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with our policy regarding accounting complaints and concerns.
Human Capital Management
At NortonLifeLock, our vision is to protect and empower people to live their digital lives safely. Our success in helping achieve this mission depends, in a large part, on the success of our employees. We strive to be a diverse, vibrant community with strong values and a shared commitment to each other, the work we do, and the world we all share.
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Board and Committee Oversight: We are focused on attracting, developing, rewarding and retaining a diverse global team. Our Board is invested in us; the Compensation and Leadership Development Committee of our Board oversees workforce and senior management compensation and development, and our Board of Directors is invested in our talent management strategies, culture, leadership quality development and overall engagement.

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Diversity, Equity and Inclusion (DEI): Our mission is to increase our global representation of underrepresented groups at all levels (diversity), where everyone has an opportunity for development and advancement (equity) and is able to bring their whole selves to work and feel valued every day (inclusion). This mission is built upon four foundational pillars: (1) measurement and accountability; (2) fostering an inclusive environment; (3) diversifying our workforce; and (4) employee development and retention, which are designed to support our ability to attract, retain and develop the best talent in cybersecurity.

Diversifying our workforce was a strategic talent goal for fiscal year 2021, and we have made progress in increasing representation. As of April 2, 2021, women represented 33% of our workforce and held positions in 30% of our leadership. In addition, as of April 2, 2021, women represented 44% of our Board.
In support of our Diversifying Our Workforce pillar, we became approved as a Work180 partner company, a women-focused recruitment site that only lists career opportunities from employers that support diversity, inclusion, and flexibility. In addition to WORK180, we post positions on several diverse recruiting sites, including Black Tech Jobs, Jobs for Her, and Women Who Code.
As part of ongoing focus on employee and development, we have participated in McKinsey & Company’s Black Leadership Academy since November 2020 to help accelerate the progression of Black leaders in the company. Participants attended either a three-month Black Executive Leadership Program, designed for senior leaders looking to further develop their leadership capabilities, or a six-month Management Accelerator, designed to support ongoing career progression for high performing early to mid-career managers.
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NLOK Communities: In FY21, we launched seven employee resource groups, called NLOK Communities, as a platform for communities of employees to come together as allies, to learn, support, mentor, and celebrate with one another. We believe these groups play a vital role in helping create an inclusive work culture where everyone feels seen, heard, respected, and valued.

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Employee Development, Engagement and Training: Feedback from our employees is critical in designing and refining our human capital management strategy. We regularly seek both candid and structured input from our employees by conducting a quarterly Ngage pulse survey on a targeted topic. We are invested in providing a productive, supportive, and inclusive environment for our teams with a focus on learning and development across all levels where flexibility and choice are guiding principles.

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Human Capital Governance: We partner closely with our Board and the Compensation and Leadership Development Committee on our strategies and objectives related to talent management, talent acquisition, leadership development, retention and succession, DEI, and employee engagement.

Environmental, Social and Governance (ESG)
NortonLifeLock’s commitment to corporate responsibility is a critical anchor of the NortonLifeLock’s corporate mission and operating philosophy. We strive to bring together our people, passions, and powerful technology to support social and environmental priorities that foster a safer and more sustainable future for consumers, their digital information, and the world.
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ESG Oversight: The Nominating and Governance Committee of our Board has oversight of ESG issues, and receives quarterly updates on topics such as diversity, ethics, environmental stewardship, and community investment.

Our Head of Corporate Responsibility serves as the central coordinator for our corporate responsibility and ESG efforts and reports regularly to the Nominating and Governance Committee of the Board.
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ESG Program: NortonLifeLock is committed to conducting its business with attention to, and respect for, ethical operations, a diverse and inclusive workforce, the environment, and positive societal impact. The outputs of a diligent environmental, social, and governance issue prioritization analysis, as well as ongoing engagement with our customers, employees, communities, shareholders, and other stakeholders, helps us to identify our ESG priorities, opportunities, and risks, and guides our ESG strategy and disclosures. Our ESG priorities include the below examples.

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Environmental Stewardship: Protecting our planet is key to ensuring a safe and sustainable future. NortonLifeLock focuses its efforts across the following pillars: climate and energy; sustainable products and supply chain; engagement; and reporting. We work to reduce greenhouse gas (GHG) emissions by creating efficiencies and by utilizing renewable energy. We achieved an 18% reduction in GHG emissions between FY20 and FY21 and in FY21, 21% of our electricity was renewable via Renewable Energy Credits. We also work to reduce the environmental footprint of our products across their life cycle and promote high standards for environmental stewardship in our supply chain. We engage with our employees and partner with nongovernmental organizations in an effort to accelerate and amplify our environmental impact and seek to be transparent on our progress and commitments.

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Human Capital Management and Diversity, Equity and Inclusion: NortonLifeLock is committed to building a strong and passionate team, which is inclusive and diverse. Please see the section Human Capital Management, above, for our combined efforts on these important topics.

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Community Impact: We support the communities where our team members live and work. Our community impact program includes donating products to nonprofit organizations; corporate giving to charitable organizations furthering digital safety education, diversity, equity, and inclusion, environmental action, and disaster response; and leveraging our unique expertise in signature programs that increase digital safety and online privacy literacy, including helping protect families, women peacebuilders, and domestic violence survivors. In FY21, approximately 9,900 nonprofits received product donations.

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Ethics: NortonLifeLock is committed to conducting its business in an ethical and lawful manner. Our reputation is a valuable business asset, and ethical and legal conduct at all levels of our business is essential for our continued success. The NortonLifeLock Code of Conduct aligns our business practices with our values and defines what we expect of all directors, officers, employees, interns, and contractors of NortonLifeLock, as well as third parties acting on behalf of the company. It is offered in four languages (English, French, German and Japanese).

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Product Innovation: As cyberthreats evolve, we work to deliver a portfolio that helps protect each aspect of our customers’ digital lives. To do this, we embrace innovation and have developed a global research and development strategy across our Cyber Safety platform. Our Engineering and Product Management teams are focused on delivering new versions of existing offerings, as well as developing entirely new offerings to drive the company’s global leadership in Cyber Safety.

We are proud to be named to many of the world’s leading environmental, social, and governance benchmarks.
More information is available in our 2020 Corporate Responsibility Report, and we plan to release our 2021 Environmental, Social, and Governance report in September 2021.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At the recommendation of the Nominating and Governance Committee, the Board has nominated the following nine persons to serve as directors for the term beginning at the Annual Meeting on September 14, 2021: Susan P. Barsamian, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Kenneth Y. Hao, Emily Heath, Vincent Pilette and Sherrese M. Smith. Each director will be elected on an annual basis. Emily Heath and Sherrese M. Smith, directors who were both appointed in January 2021, were recommended by the Nominating and Governance Committee after an extensive and careful search was conducted by the Committee and numerous candidates were considered.
Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to NortonLifeLock cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.
Nominees for Director
The names of each nominee for director, their ages as of July 1, 2021, and other information about each nominee is shown below.
Name	Age	Principal Occupation	Director Since
Susan P. Barsamian	62	Director	2019
Eric K. Brandt	59	Director	2020
Frank E. Dangeard	63	Managing Partner, Harcourt	2007
Nora M. Denzel	58	Director	2019
Peter A. Feld	42	Managing Member and Head of Research, Starboard Value LP	2018
Kenneth Y. Hao	52	Chairman and Managing Partner, Silver Lake Partners	2016
Emily Heath	47	SVP, Chief Trust & Security Officer, DocuSign	2021
Vincent Pilette	49	CEO	2019
Sherrese M. Smith	49	Partner, Paul Hastings	2021

Susan P. Barsamian Director Age: 62 Director Since: 2019 Committee Memberships: Compensation | Nominating & Governance (Chair) | Technology and Cybersecurity Other Current Public Boards: Box, Inc.
From 2006 to 2016, Ms. Barsamian served in various executive roles at Hewlett Packard including Chief Sales and Marketing Officer for HPE Software and General Manager of the Enterprise Cybersecurity Products business. Prior to joining Hewlett Packard, Ms. Barsamian was Vice President, Global Go-to-Market for high growth Mercury Interactive, Senior Vice President Marketing for Critical Path and held various leadership roles at Verity where she was based in London for four years. Ms. Barsamian serves on the board of directors of Box, Inc and Five9, Inc. She received a Bachelor of Science degree in Electrical Engineering from Kansas State University and completed post-graduate studies at the Swiss Federal Institute of Technology.
Director Qualifications:
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Cyber Safety, Technology Expertise

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Leadership Experience

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Public Company Board Experience

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Strategic Transformation Experience

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Business Combination and Partnership Experience

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Financial Experience

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Sales, Marketing and Brand Management Experience

Eric K. Brandt Director Age: 59 Director Since: 2020 Committee Memberships: Audit (Chair) Other Current Public Boards: Dentsply Sirona Inc. | LAM Research Corporation | The Macerich Company
Eric K. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 until February 2016, and he served as its Senior Vice President and Chief Financial Officer from March 2007 until February 2010. From September 2005 until March 2007, Mr. Brandt served as CEO and President and member of the Board of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately-held global business consulting firm, most recently serving as Vice President and Partner.
Mr. Brandt serves as the Chairman of the Board of Directors of Dentsply Sirona Inc., a dental product solutions company, and as a member of the Board of Directors of LAM Research Corporation, a semiconductor equipment company and The Macerich Company, a real estate investment trust. Mr. Brandt also previously served on the Board of Directors of Altaba Inc. (formerly Yahoo! Inc.) from 2016 to 2017. Mr. Brandt also currently serves as a member of the Georgia Tech President’s Advisory Board. Mr. Brandt earned an M.B.A. degree from the Harvard Graduate School of Business and a B.S. degree in chemical engineering from the Massachusetts Institute of Technology.
Director Qualifications:
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Cyber Safety, Technology Expertise

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Leadership Experience

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Public Company Board Experience

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Strategic Transformation Experience

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Business Combinations and Partnerships Experience

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Financial Experience

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Sales, Marketing and Brand Management Experience

Frank E. Dangeard
Chairman of the Board
Managing Partner, Harcourt
Age: 63
Director Since: 2007
Committee Memberships: Audit | Nominating & Governance
Other Current Public Boards: NatWest Group plc (U.K.) | Arqiva Group Limited (U.K.) | IHS Holding Limited (Mauritius)

Frank E. Dangeard joined NortonLifeLock’s Board of Directors in January 2007. He was appointed Chairman of the Board of Directors of NortonLifeLock in December 2019. He is Managing Partner of Harcourt. From September 2004 to February 2008 he was Chairman and CEO of Thomson SA (France)). From 2002 to September 2004, he was Deputy CEO of Orange S.A. (formerly France Télécom S.A. (France)). He joined Thomson SA (France) in 1997 as Deputy CEO and was appointed Vice Chairman in 2000. Prior to joining Thomson SA, Mr. Dangeard was Managing Director of SG Warburg & Co. Ltd. (U.K.) and Chairman of SG Warburg France. Before joining SG Warburg, Dangeard was a lawyer with Sullivan & Cromwell LLP in New York and London.
Mr. Dangeard also serves on the Board of Directors of the NatWest Group (ex. RBS Group, U.K.), Arqiva Group Limited (U.K.) and IHS Holding Limited (Mauritius). He is Chairman of NatWest Markets (U.K.), the investment banking arm of NatWest Group. He graduated from the Ecole des Hautes Etudes Commerciales, the Paris Institut d’Etudes Politiques and from Harvard Law School. Mr. Dangeard splits his time between Europe and the United States.
Director Qualifications:
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Cyber Safety, Technology Expertise

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Leadership Experience

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Public Company Board Experience

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Strategic Transformation Experience

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Business Combinations and Partnerships Experience

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Financial Experience

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Sales, Marketing and Brand Management Experience

Nora M. Denzel
Director
Age: 58
Director Since: 2019
Committee Memberships: Audit | Compensation | Technology and Cybersecurity
Other Current Public Boards: Advanced Micro Devices, Inc. (AMD) | Telefonaktiebolaget LM Ericsson | SUSE SA

Nora M. Denzel previously served as interim CEO of Outerwall Inc, an automated retail solutions provider, from January to August 2015. Prior to Outerwall, Ms. Denzel held senior executive management positions from February 2008 through August 2012 at Intuit Inc., a consumer/SMB cloud financial management software company, including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise (formerly Hewlett-Packard Company), including Senior Vice President and General Manager, Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to that, Ms. Denzel held executive positions at Legato Systems Inc. and IBM Corporation. Ms. Denzel serves on the Board of Directors of Advanced Micro Devices, Inc., and Telefonaktiebolaget LM Ericsson (Sweden) and SUSE SA. She serves on the non-profit board of the National Association of Corporate Directors. She holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science degree in Computer Science from the State University of New York.
Director Qualifications:
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Cyber Safety, Technology Expertise

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Leadership Experience

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Public Company Board Experience

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Strategic Transformation Experience

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Business Combinations and Partnerships Experience

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Financial Experience

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Sales, Marketing and Brand Management Expertise

Peter A. Feld
Director
Managing Member and Head of Research, Starboard Value LP
Age: 42
Director Since: 2018
Committee Memberships: Compensation (Chair) | Nominating and Governance
Other Current Public Boards: Magellan Health, Inc. | GCP Technologies Inc.

Peter A. Feld has served as a Managing Member and Head of Research of Starboard since April 2011. Mr. Feld currently serves as Chair of the board of directors of GCP Applied Technologies Inc., and as a member of the board of directors of Magellan Health, Inc., a healthcare company, since March 2019. Mr. Feld previously served on the boards of directors of a number of companies including AECOM, from November 2019 to June 2020, Marvell Technology Group Ltd. from May 2016 to June 2018, The Brink’s Company from January 2016 to November 2017, Insperity, Inc. from March 2015 to June 2017, Darden Restaurants, Inc. from October 2014 to September 2015, Tessera Technologies, Inc. (n/k/a Xperi Corporation) from June 2013 to April 2014 and Integrated Device Technology, Inc. from June 2012 to February 2014. Mr. Feld received a Bachelor of Arts degree in Economics from Tufts University.
Director Qualifications:
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Cyber Safety, Technology Expertise

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Leadership Experience

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Public Company Board Experience

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Strategic Transformation Experience

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Business Combinations and Partnerships Experience

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Financial Experience

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Sales, Marketing and Brand Management Experience

Kenneth Y. Hao
Director
Chairman and Managing Partner, Silver Lake Partners
Age: 52
Director Since: 2016
Committee Memberships: None
Other Current Public Boards: SolarWinds Corporation | Splunk Inc.

Kenneth Hao joined NortonLifeLock’s Board of Directors in March 2016. He is Chairman and Managing Partner of Silver Lake. Prior to joining Silver Lake Partners in 2000, Mr. Hao was with Hambrecht & Quist, where he served as a Managing Director. Mr. Hao serves as a director on the Boards of Directors of Silver Lake’s portfolio companies including SolarWinds Corporation and Splunk Inc. He also serves on the Executive Council for UCSF Health. Mr. Hao graduated from Harvard College with an A.B. in Economics.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combinations and Partnerships Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Emily Heath Director SVP, Chief Trust & Security Officer, DocuSign Age: 47 Director Since: 2021 Committee Memberships: Audit | Technology and Cybersecurity (Chair) Other Current Public Boards: None
Emily Heath joined NortonLifeLock’s Board of Directors in January 2021. Ms. Heath has served as Senior Vice President, Chief Trust and Security Officer at DocuSign, Inc. since October 2019. Prior to that, Ms. Heath served as Vice President, Chief Information Security Officer at United Airlines, Inc. from February 2017 through October 2019. Before joining United Airlines, Ms. Heath held numerous positions at AECOM, an infrastructure consulting firm, from 2013 through 2017, most recently as its Vice President, Chief information Security Officer. Ms. Heath is a former Detective with the British Police where she led investigations into large scale investment frauds, identity theft and money laundering cases working with London’s Serious Fraud Office, the FBI and the SEC. Ms. Heath currently serves on the Board of Directors of LogicGate, Inc., a private cloud-based governance, risk and compliance management company. She went to school in the United Kingdom and is trained in multiple areas of investigations, risk and security.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Strategic Transformation Experience

•
Business Combinations and Partnerships Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Vincent Pilette CEO & Director Age: 49 Director Since: 2019 Committee Memberships: None Other Current Public Boards: None
Vincent Pilette has substantial expertise at technology companies, with over 20 years of management experience in the U.S. and EMEA. As Chief Financial Officer, Mr. Pilette played a key role in the sale of the Enterprise Security assets to Broadcom and led key restructuring initiatives at NortonLifeLock. Upon the closing the Broadcom transaction, Mr. Pilette was named Chief Executive Officer of NortonLifeLock by the Board and led the Company to become a leader in Consumer Cyber Safety. Prior to joining NortonLifeLock in May 2019, Mr. Pilette served as Chief Financial Officer of Logitech International S.A. (Switzerland), a consumer electronics company listed on the Nasdaq Global Market and the SIX Swiss Exchange. From September 2013 to May 2019 he was responsible for the company’s financial strategies and worldwide finance organization, managing consolidated revenues of almost three billion dollars. In addition, Mr. Pilette was a key partner to Logitech’s CEO to shape and direct the implementation of all aspects of the company’s business strategies. Prior to Logitech, Mr. Pilette served as Chief Financial Officer of Electronics for Imaging (EFI), a global technology imaging company, and as Vice President of Finance for Hewlett Packard Enterprise’s multi-billion-dollar server, storage and networking business.
Mr. Pilette holds an M.S. in engineering and business from Université Catholique de Louvain in Belgium and an M.B.A. from Kellogg School of Management at Northwestern University in Chicago.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combinations and Partnerships Experience

•
Financial Experience

Sherrese M. Smith
Director
Partner, Paul Hastings LLC
Age: 49
Director Since: 2021
Committee Memberships: Nominating & Governance | Technology and Cybersecurity
Other Current Public Boards: Cable One, Inc.

Sherrese Smith joined NortonLifeLock’s Board of Directors in January 2021. Ms. Smith has served as a corporate partner at Paul Hastings LLP, a global law firm, since 2013, where she is a member of the firm’s media, technology and telecommunications practice and currently serves as Vice-Chair of the firm’s data privacy and cybersecurity practice. Ms. Smith regularly counsels companies on complex transactional and regulatory issues, including data privacy and cybersecurity and breach response issues across various jurisdictions (including the U.S., EU, and Asia). Prior to joining Paul Hastings, Ms. Smith served as Chief Counsel to Chairman Julius Genachowski at the Federal Communications Commission from 2009 to 2013, before which she was Vice President and General Counsel of Washington Post Digital, and served in other leadership positions from 2002 to 2009. Ms. Smith also currently serves as a member of the Board of Directors of Cable One, Inc., a broadband communications provider. Ms. Smith holds a bachelor’s degree in Finance from the University of South Carolina and a Juris Doctor from the Northwestern University Pritzker School of Law.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combinations and Partnerships Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Summary of Director Qualifications and Experience
Our Board is comprised of directors with complementary skills and qualifications needed to effectively oversee our business strategy. The Nominating and Governance Committee annually reviews the skills and characteristics required of members of the Board in the context of the composition of the Board and the stage of the business of NortonLifeLock.
Director Compensation
The policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. NortonLifeLock does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from NortonLifeLock. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to director compensation.
Director Stock Ownership Guidelines: The Compensation Committee adopted the following stock ownership guidelines for our non-employee directors to better align our directors’ interests with those of our stockholders:
•
Directors must maintain a minimum holding of company stock with a fair market value equal to ten times (10x) such director’s total annual cash retainer;

•
In the event the annual retainer (or any portion thereof) is paid to a non-employee director in equity instead of cash, the value of such annual retainer for purposes of calculating the minimum holding requirement means the grant date fair value of the annual equity award (or applicable portion thereof);

•
New directors will have five years to reach the minimum holding level; and

•
Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.

NortonLifeLock stock ownership information for each of our directors is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 34 of this proxy statement. As of July 1, 2021, all our directors had either met their stock ownership requirement or had remaining time to do so.

Annual Fees: In accordance with the recommendation of the Compensation Committee, the Board determined the non-employee directors’ compensation for FY21 as follows.
2021 Annual Retainers:
All Non-Employee Directors	$50,000
Lead Independent Director/Independent Chairman	$75,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$10,000
Technology and Cybersecurity Committee Chair	$10,000
Audit Committee Membership	$15,000
Compensation Committee Membership	$10,000
Nominating and Governance Committee Membership	$5,000
Technology and Cybersecurity Committee Membership	$5,000
Committee chairs are entitled to receive the committee membership retainer in addition to the committee chair retainer.
The payment of the annual cash retainer is subject to the terms of NortonLifeLock’s 2013 Equity Incentive Plan and the 2000 Director Equity Incentive Plan, as amended, which allow directors to choose to receive common stock in lieu of cash for all or a portion of the retainer payable to each director for serving as a member. We pay the annual retainer fee and any additional annual fees to each director at the beginning of the fiscal year. Directors who join NortonLifeLock after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees. These payments are considered earned when paid. Accordingly, we do not require them to be repaid in the event a director ceases serving in the capacity for which he or she was compensated.
Annual Equity Awards. Pursuant to our Non-Employee Director Grant Policy adopted by our Board, each non-employee member of the Board receives an annual award of fully vested restricted stock units (“RSUs”) under the 2013 Plan, having a fair market value on the grant date equal to a predetermined dollar value, which was $260,000 for FY21.
2021 Annual Equity Awards:
All Non-Employee Directors	$260,000
Fiscal 2021 Director Compensation
The following table provides information for FY21 compensation for all of our current and former non-employee directors:
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Susan P. Barsamian	25,016	309,984	335,000
Eric K. Brandt	23,505	309,984	333,489
Frank E. Dangeard	95,016	309,984	405,000
Nora M. Denzel	75,004	259,996	335,000
Peter A. Feld	30,016	309,984	340,000
Kenneth Y. Hao	16	309,984	310,000
Emily Heath	12,651	52,844	65,495
David W. Humphrey	16	309,984	310,000
Sherrese M. Smith	841	63,005	63,846
V. Paul Unruh*(4)	13,053	134,530	147,582

*
Former Director

(1)
The aggregate full grant date fair value for each directors’ annual stock award and retainer fee elected to be paid in stock was calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards granted during FY21.

(2)
Each non-employee director, other than Ms. Heath, Ms. Smith and Mr. Unruh, was granted 12,852 RSUs on May 19, 2020, with a per share fair value of $20.23 and an aggregate grant date fair value of $259,996. Ms. Heath and Ms. Smith was granted 2,543 RSUs on January 19, 2021, with a per-share fair value of $20.78 and an aggregate grant date fair value of $52,844. See footnote 4 with respect to Mr. Unruh.

(3)
In lieu of cash, each non-employee director, other than Ms. Denzel and Ms. Heath, elected to receive 100% of his or her annual retainer fee in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, each was granted 2,471 shares at a per share fair value of $20.23 and an aggregate grant date fair value of $ 49,988, except for Ms. Smith who received 489 shares at a per share fair value of $20.78 and an aggregate grant date fair value of $10,161. See footnote 4 with respect to Mr. Unruh.

(4)
Mr. Unruh’s fees and stock award were prorated to reflect his service as an independent director from April 4, 2020 through September 8, 2020, Mr. Unruh’s last date of service as a director. Mr. Unruh was granted 5,578 RSUs on May 19, 2020 with a per-share fair value of $20.23 and an aggregate grant date fair value of $112,843. Mr. Unruh elected to receive his annual retainer fee in the form of common stock and received 1,072 shares at a per share value of $20.23 and an aggregate grant date fair value of $21,687.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP (“KPMG”) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2022. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. In the event that this appointment of KPMG is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as our independent registered public accounting firm.
The Audit Committee first approved KPMG as our independent auditors in September 2002, and KPMG audited our financial statements for fiscal year 2021. Representatives of KPMG are expected to attend the Annual Meeting with the opportunity to make a statement and respond to appropriate questions from stockholders present at the Annual Meeting with respect to this proposal.
Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm, KPMG. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for our audit. Our Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.
In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during fiscal years 2021 and 2020. Our Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from NortonLifeLock. The aggregate fees billed for fiscal years 2021 and 2020 for each of the following categories of services are as follows:
Fees Billed to NortonLifeLock	FY21	FY20
Audit fees(1)	$7,021,702	$11,256,727
Audit related fees(2)	—	67,366
Tax fees(3)	238,925	45,059
All other fees(4)	—	—
Total fees	$7,260,627	$11,369,152

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Exchange Act, and these categories include the following components:
(1)
“Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions and divestitures and statutory audit fees.

(2)
“Audit related fees” include fees, which are for assurance and related services other than those included in Audit fees.

(3)
“Tax fees” include fees for tax compliance and advice.

(4)
“All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.

An accounting firm other than KPMG performs supplemental internal audit services for NortonLifeLock. Another accounting firm provides the majority of NortonLifeLock’s outside tax services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
All of the services relating to the fees described in the table above were approved by the Audit Committee.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to NortonLifeLock Inc.’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.”
As described more fully in the Compensation Discussion & Analysis section of this proxy statement, our named executive officers are compensated in a manner consistent with our pay-for-performance philosophy and corporate governance best practices. Our executive compensation programs for fiscal year 2021 reflect these significant changes to our management team and to our business while promoting our pay-for-performance philosophy and corporate governance best practices.
We believe that our compensation program balances the interests of all of our constituencies — our stockholders, our executive officers, the remainder of our employee base, our business partners and our community — by, among other things, focusing on achievement of corporate objectives, attracting and retaining highly-qualified executive management and maximizing long-term stockholder value. We encourage you to read the Compensation Discussion & Analysis, compensation tables and narrative discussion related to executive compensation in this proxy statement.
The vote to approve the compensation of our named executive officers is advisory and, therefore, not binding. Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing its compensation philosophy and making future compensation decisions. Our current policy is to hold such an advisory vote each year, and we expect to hold another advisory vote with respect to approve to executive compensation at the 2021 Annual Meeting of Stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL
Proposal 4 is a stockholder proposal. If the stockholder proponent, or representative who is qualified under state law, is present at the Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon. The stockholder proposal is included in this proxy statement exactly as submitted by the stockholder proponent. The Board’s recommendation on the proposal is presented immediately following the proposal. We will promptly provide you with the name, address and, to NortonLifeLock’s knowledge, the number of voting securities held by the proponent of the stockholder proposal, upon receiving a written or oral request directed to: NortonLifeLock Inc., Attn: Bryan Ko, Corporate Secretary, 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, telephone: (650) 527-8000.
Proposal 4 — Independent Board Chairman
Shareholders request that the Board of Directors to adopt as policy, and amend the bylaws if necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy could be phased in for the next CEO transition.
If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is temporarily waived if in the unlikely event no independent director is available and willing to serve as Chair.
This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. NortonLifeLock shareholders gave 40% support to this proposal topic in 2019. This impressive support may have represented a near majority vote from the NLOK shares that have access to independent proxy voting advice.
In spite of management text claiming that management is committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them, NLOK management rolled out the unwelcome mat for the 2019 proposal by including a management electioneering statement on the ballot itself. And NLOK management discouraged shareholders from even reading the 2019 proposal.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
•
The role of the CEO and management is to run the company.

•
The role of the Board of Directors is to provide independent oversight of management and the CEO.

•
There is a potential conflict of interest for a CEO to have the oversight role of Chairman.

The 2020 Lowe’s (LOW) annual meeting proxy said Lowe’s directors determined that having a separate Chairman and Chief Executive Officer affords the CEO the opportunity to focus his time and energy on managing the business and allows the Chairman to devote his time and attention to Board oversight and governance.
It is also important to have an independent board chairman as the shareholder watchdog and help make up for the 2020 silencing of shareholders at shareholder meetings with the widespread substitution of online shareholder meetings. Online shareholder meetings, which are a shareholder engagement and transparency wasteland, are so easy for management that management will never want to return to in-person shareholder meetings.
With tightly controlled online shareholder meetings everything is optional. For instance management reporting on the status of the company and answers to shareholder questions are both optional. And the managements of hundreds of companies do not even announce the voting percentages for ballot items during online shareholder meetings.
Please vote yes:
Independent Board Chairman — Proposal 4

Our Board of Directors’ Statement in Opposition to Proposal 4
NortonLifeLock’s Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal.
The Board of Directors has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of NortonLifeLock and its stockholders.
For nearly a decade, NortonLifeLock has, as a practice, maintained a separate independent Board chair and continues to do so.
Our current independent Chair of the Board has provided strong independent oversight during NortonLifeLock’s most transformative events.
Since January 2013, one of our independent directors, has served as non-executive Chair of the Board. Frank E. Dangeard has served as Chair of the Board of NortonLifeLock since December 2019. Prior to that, Daniel H. Schulman served as non-executive Chair from January 2013 to December 2019. Mr. Dangeard has and continues to demonstrate strong leadership, independent thinking and a deep understanding of our business due to his tenure as an independent director since January 2007. Since being appointed as the Chair of the Board, Mr. Dangeard has worked with the rest of the Board of Directors to oversee our transformation into a pure-play consumer Cyber Safety company following the sale of our Enterprise Security assets to Broadcom.
While our Board’s longstanding Board leadership structure reflects separation in the roles of Chair and CEO and our practice has been to maintain a separate independent Board chair, the Board believes that it should ultimately have the flexibility to tailor its Board leadership structure to fit NortonLifeLock’s changing needs.
As discussed above under “Board Leadership Structure,” the Board of Directors retains the flexibility to determine on a case-by-case basis whether the CEO, or an independent director, should serve as Chair. The Board of Directors believes that it should retain the ability to choose the person best suited for the role at a particular time in accordance with its fiduciary duty to act in the best interests of NortonLifeLock and stockholders as circumstances warrant. The Board of Directors believes that this flexibility benefits NortonLifeLock and our stockholders because the Board is in the best position to determine its leadership structure given its knowledge of NortonLifeLock’s leadership team, strategic goals, opportunities, and challenges.
Our corporate governance policies and practices further promote effective, independent Board oversight.
In addition to having an independent Chair of the Board, the Board of Directors has adopted policies and practices that provide our stockholders with meaningful rights and further promote Board independence and effective oversight of management.
Regardless of what leadership structure the Board of Directors may determine to adopt in the future, our Corporate Governance Guidelines provide for appointment of a Lead Independent Director who will have well-defined powers and duties in situations where the Chair of the Board is not independent. The Lead Independent Director will perform such duties as may be specified by the Board, which will include, but are not limited to; (i) presiding at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of the independent directors; (ii) facilitating communication and serving as liaison between the Chair and the independent directors; (iii) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; and (iv) calling meetings of the independent directors and communicating with major stockholders.
Our commitment to independent Board oversight does not end there. All the members of the Board of Directors, other than the CEO, are independent. Our Corporate Governance Guidelines also require that our key Board committees be composed entirely of independent directors and that the independent directors meet in executive session without the presence of management for a portion of each regularly scheduled meeting of the Board.
The Board of Directors also has been significantly refreshed as seven of the eight independent directors standing for election at the Annual Meeting have served since 2016 or later, and five of these directors have served since 2018 or later.
The Board of Directors believes that eliminating flexibility in the structure of Board leadership as facts and circumstances require, as the proponent requests, is unnecessary given the safeguards on Board independence already in place and could adversely impact NortonLifeLock’s ability to adapt to new challenges and implement long-term leadership transitions.

Vote Required
This Proposal No. 4 is advisory in nature and would constitute a recommendation to the Board of Directors if it is approved by stockholders. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote is required to approve this Proposal No. 4. Unless you indicate otherwise, your proxy will be voted “AGAINST” this proposal.
For the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of NortonLifeLock or its stockholders, and recommends that you vote “AGAINST” Proposal 4.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 4 WITH RESPECT TO INDEPENDENT BOARD CHAIRMAN.
PROXIES RECEIVED BY NORTONLIFELOCK WILL BE VOTED “AGAINST”
THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

OUR EXECUTIVE OFFICERS
The names of our executive officers at July 1, 2021, their ages as of July 1, 2021 and their positions are shown below.
Name	Age	Position
Vincent Pilette	49	Chief Executive Officer
Natalie M. Derse	43	Chief Financial Officer
Bryan Ko	50	Chief Legal Officer, Secretary and Head of Corporate Affairs
The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of NortonLifeLock.
For information regarding Mr. Pilette, please refer to Proposal No. 1, “Election of Directors” above.
Ms. Derse has served as our Chief Financial Officer since July 2020. Ms. Derse previously served in numerous financial capacities with eBay, Inc., a global commerce marketplace, from July 2011 through July 2020, most recently as its Vice President and Chief Financial Officer, Global Product, Platform, Payments, Risk and Trust and previously as Vice President of Finance, Chief Audit Executive, Vice President, CFO Americas, Vice President, Americas Business Operations & General Manager Rest of Americas, and Senior Director, Global FP&A. Prior to joining eBay, Ms. Derse served in a variety of capacities at Stanley Black & Decker, Inc., a manufacturer of hand and power tools, from February 2008 through July 2011. Before that, Ms. Derse spent over ten years in numerous financial roles with General Electric Company, a global digital industrial company. Ms. Derse holds a Bachelor of Science degree in finance from the University of Dayton, Ohio.
Mr. Ko has served as our Chief Legal Officer, Secretary and Head of Corporate Affairs since January 2020. Before joining NortonLifeLock, Mr. Ko served as Logitech International’s general counsel, corporate secretary and head of corporate development from January 2015 through January 2020. Prior to joining Logitech, he was general counsel and corporate secretary for Fuhu, Inc., a late stage startup in 2014. From 2000 to 2014, he served in a variety of legal roles at Electronics For Imaging, Inc., including the last six years as general counsel and vice president of strategic relations. Prior to joining EFI, Bryan was an associate at Shearman & Sterling in the firm’s Mergers & Acquisitions and Real Property groups. He received his M.B.A. and Bachelor of Arts degrees from UC Berkeley and his J.D. from Rutgers University School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of July 1, 2021, with respect to the beneficial ownership of NortonLifeLock common stock by (i) each stockholder known by NortonLifeLock to be the beneficial owner of more than 5% of NortonLifeLock common stock, (ii) each current member of the Board or director nominee, (iii) the named executive officers of NortonLifeLock included in the Summary Compensation Table appearing on page 56 of this Proxy Statement and (iv) all current executive officers and directors of NortonLifeLock as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 581,266,565 shares of NortonLifeLock common stock outstanding as of July 1, 2021. Shares of common stock subject to stock options and restricted stock units vesting on or before August 30, 2021 (within 60 days of July 1, 2021) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281.
Five Percent Owners of Common Stock
	Shares Beneficially Owned
Name and Mailing Address	Number	Percent
Vanguard Group Inc.(1) PO Box 2600, V26, Valley Forge, PA 19482-2600	63,109,995	10.9%
Capital World Investors(2) 333 South Hope Street, Los Angeles, CA 90071	62,704,639	10.8%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	48,373,601	8.3%
FMR LLC(4) 245 Summer Street, Boston, MA 02210	34,846,767	6.0%

(1)
Based solely on a Schedule 13G/A filing made by The Vanguard Group on February 10, 2021, The Vanguard Group has shared voting power over 1,063,555 shares, sole dispositive power over 60,442,986 shares and shared dispositive power over 2,667,009 shares.

(2)
Based solely on a Schedule 13G/A filing made by Capital World Investors on February 16, 2021, Capital World Investors has sole voting and sole dispositive power over 62,704,639 shares.

(3)
Based solely on a Schedule 13G filing made by the BlackRock, Inc. on February 5, 2021, BlackRock, Inc. has sole voting power over 41,949,175 and sole dispositive power over 48,373,601 shares.

(4)
Based solely on a Schedule 13D/A filing made by FMR LLC and Abigail P. Johnson, a Director and the Chairman and the Chief Executive Officer of FMR LLC on February 8, 2021, FMR LLC has sole voting over 2,731,323 shares and sole dispositive power over 34,846,767 shares

Security Ownership of Executive Officers and Directors
	Shares Beneficially Owned
Name	Number	Percent
Peter A. Feld(1)	16,756,680	2.9%
Vincent Pilette(2)	1,292,024	**
Samir Kapuria(3)*	370,818	**
Frank E. Dangeard	141,477	**
Kenneth Y. Hao(4)	88,211	**

	Shares Beneficially Owned
Name	Number	Percent
Bryan S. Ko	48,709	**
Susan P. Barsamian(5)	47,444	**
Matthew C. Brown(6)*	38,336	**
Eric K. Brandt(7)	29,326	**
Natalie M. Derse	28,508	**
Nora M. Denzel	26,148	**
Sherrese M. Smith	15,250	**
Emily Heath	14,761	**
All Current Directors and Executive Officers as a Group (11 Persons)	18,488,538	3.2%

*
Former officer

**
Less than 1%

(1)
Includes 16,704,454 shares of common stock beneficially owned by Starboard Value LP and its affiliates. Mr. Feld is a Managing Member of Starboard Value LP and may be deemed to share voting and dispositive power over these shares. This stockholder’s address is 777 Third Avenue, New York, New York 10017.

(2)
Includes 620,477 shares held by the VPJW Revocable Trust for which Mr. Pilette exercises voting and dispositive power.

(3)
Beneficial ownership data is current through Mr. Kapuria’s departure date of November 6, 2020 and includes 328,410 shares issued as settlement of RSUs and PRUs after his departure date.

(4)
These securities are held by Mr. Hao for the benefit of Silver Lake Technology Management LLC, certain of its affiliates and certain of the funds they manage (“Silver Lake”) and pursuant to Mr. Hao’s arrangement with Silver Lake, upon the sale of these securities, the proceeds are expected to be remitted to Silver Lake.

(5)
Shares held by the Romans-Barsamian Revocable Trust for which Ms. Barsamian exercises voting and dispositive power.

(6)
Beneficial ownership data is current through Mr. Brown’s departure date of November 6, 2020 and includes 15,000 shares issued as settlement of options and 23,336 shares issued as settlement of RSUs up to and after his departure date.

(7)
Shares held by The Brandt Family Trust for which Mr. Brandt exercises voting and dispositive power.

NortonLifeLock has adopted a policy that executive officers and members of the Board hold an equity stake in NortonLifeLock. The policy requires each executive officer to hold a minimum number of shares of NortonLifeLock common stock. Newly appointed executive officers are not required to immediately establish their position but are expected to make regular progress to achieve it. The Nominating and Governance Committee reviews the minimum number of shares held by the executive officers and directors from time to time. The purpose of the policy is to more directly align the interests of our executive officers and directors with our stockholders. See “Stock Ownership Requirements” under the Compensation Discussion & Analysis section for a description of the stock ownership requirements applicable to our executive officers.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires NortonLifeLock’s directors, executive officers and any persons who own more than 10% of NortonLifeLock’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish NortonLifeLock with copies of all Section 16(a) forms that they file.
Based solely on its review of the copies of such forms furnished to NortonLifeLock and written representations from the directors and executive officers, NortonLifeLock believes that all of its executive officers and directors filed the required reports on a timely basis under Section 16(a), except for Mr. Brown who filed a late From 4 on June 2, 2020 to report the sale of shares acquired through NortonLifeLock’s 2008 Employee Stock Purchase Plan, which were sold through a quick sale program on August 16, 2019.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION DISCUSSION & ANALYSIS (CD&A)
This compensation discussion and analysis (“CD&A”) summarizes our executive compensation philosophy, our fiscal year 2021 (“FY21”) executive compensation program and the FY21 compensation decisions made by the Compensation Leadership and Development Committee (the “Compensation Committee”) with respect to the executive officers and former executive officers who are identified in the “Summary Compensation Table” below (“NEOs”):
NEOs
Named Executive Officer	Title
Vincent Pilette	Chief Executive Officer (“CEO”)
Natalie Derse(1)	Chief Financial Officer (“CFO”)
Bryan Ko	Chief Legal Officer, Corporate Secretary and Head of Corporate Affairs
Matthew Brown(2)	Former Interim Chief Financial Officer
Samir Kapuria(3)	Former President

(1)
Ms. Derse was appointed CFO on July 8, 2020.

(2)
Mr. Brown ceased serving in his position as Interim Chief Financial Officer and Chief Accounting Officer on November 6, 2020.

(3)
Mr. Kapuria ceased serving in his position as President on November 6, 2020.

Executive Compensation Summary
About NortonLifeLock
NortonLifeLock has the largest Consumer Cyber Safety platform in the world, empowering nearly 80 million users in more than 150 countries. Our business is built around consumers, as we are the trusted and number one top of mind brand in consumer Cyber Safety.1
Today’s world is increasingly digital, and this digital world has changed the way we live our lives every day. Between the massive shift to working and learning from home, and the ever-growing utility and opportunities to play and transact online, people’s digital lives have become the norm. With each new digital interaction comes increased risk for consumers, as cyber criminals look to take advantage of this accelerating trend. This is why we view ourselves as a trusted ally for our customers in a complex digital world and are committed to advancing our mission of protecting each element of their digital lives.
We maintain a global, multi-channel direct acquisition and brand marketing program. This program is designed to grow our customer base by increasing brand awareness and understanding of our products and services, and maximizing our global reach to prospective customers.
We help prevent, detect and restore potential damages caused by many cyber criminals. We also make it easy for consumers to find, buy and use our products and services. To this end, we sell subscription-based Cyber Safety solutions primarily direct-to-consumer through our Norton and Avira websites, and indirectly through partner relationships with retailers, telecom service providers, hardware original equipment manufacturers (OEMs), and employee benefit providers. Most of our subscriptions are sold on either annual or monthly terms. As of April 2, 2021, we have nearly 80 million total users, which come from direct, indirect, and freemium channels. Of the total users, we have 23 million direct customers with whom we have a direct billing relationship, and we have 30 million free users.
Executive Compensation Philosophy and Practices
FY21 marked the first full year as a stand-alone pure consumer Cyber Safety company. Our Compensation Committee recognized this important milestone for our company in designing and adopting its executive compensation philosophy and program for FY21: provide a simple, investor friendly mix of short and long-term compensation that promotes value

1
Based on 2020 NortonLifeLock brand tracking study.

creation for our company and our stockholders and real rewards and consequences for our executive team for actual performance. Nothing more, nothing less.
Our Compensation Philosophy
Drive Business Success	Our executive compensation program is designed to drive our success as a market leader in cybersecurity.
Pay for Performance	Our focus is to reward for outstanding company and individual performance, team success, and quantitative results that drive our short- and long-term company objectives; we aim to closely align the majority of our executive officers’ overall target total compensation via long-term performance-based incentives.
Attract and Retain	We aim to attract and retain high performing and talented executive officers while maximizing long-term stockholder value.
Balancing and Aligning Interests with Stockholders	Equity awards with multi-year vesting and performance requirements help align our executive officers’ pay with the creation of long-term shareholder return. In addition, we are sensitive to how equity investments will impact our cost structure and stockholder dilution.
The compensation received by our NEOs in for FY21 reflects the positive business results and highlights from this past year:

Note: Pro-Forma bookings growth excludes impact of extra week in Q1 FY20, ID Analytics (divested in Q4 FY20). All results presented exclude enterprise dedicated revenues and costs. See Annex A for reconciliation of non-GAAP operating margin from GAAP to non-GAAP and definitions of Bookings, Direct Customer Count, Retention Rate and ARPU.
The following table presents a summary of the FY21 executive compensation program and results.
Component	Metric(1)	Achievement (as a percentage of target)	Funding
FY21 Executive Annual Incentive Plan (EAIP)	FY21 Non-GAAP Profit Margin Operating Gate	51.2%(2)	Operating Gate Achieved
	FY21 Bookings	105%	171%
FY21 EAIP Total (reduced)(3)			150%
FY21 Performance-based Restricted Stock Units(4)	50% based on 3-year total shareholder return (“TSR”) relative to the Nasdaq	NA	NA
	50% based on CAGR for revenue	NA	NA
FY20 Performance-based Restricted Stock Units(4)	3-year total shareholder return (“TSR”) relative to the S&P 500	NA	NA

(1)
Please see discussion in the CD&A section of this proxy statement below for more detail regarding how these metrics are calculated.

(2)
Excludes stranded costs.

(3)
CLDC used negative discretion to reduce actual achievement and funding of 171% to 150% at management’s request.

(4)
Achievement certified by CLDC at end of three-year period.

Our Compensation Committee designed our FY21 compensation program to be consistent with leading corporate governance and executive compensation practices:
What We Do

At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and is modified by individual performance, except in the case of our CEO, whose compensation is entirely based on company performance. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results or relative total shareholder return (TSR)

Predetermined goals	We reward performance that meets our short and long-term predetermined goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance	We limit any potential cash severance payments to not more than 1x our executive officers’ target total cash compensation and 2x our CEO’s total base salary.
Independent consultant	Our Compensation Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
What We Don’t Do

No performance, no pay	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No auto increases	We do not provide for automatic salary increases or equity awards grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.

Say-On-Pay and Stockholder Engagement
At our 2020 Annual Meeting of Stockholders, we requested that our stockholders cast a non-binding advisory vote on the compensation of our fiscal year 2020 (“FY20”) NEOs, also known as a “say-on-pay” vote. This proposal passed with approximately 87.5% of the votes cast (excluding abstentions). The level of support at our 2020 Annual Meeting of Stockholder was considerably higher than in 2019; nevertheless, we conducted an extensive engagement effort in 2019 and 2020 with our stockholders. During 2020, we reached out to 15 of our top stockholders, representing nearly 49% of our outstanding capital stock to discuss our company prospects, including our executive compensation. Of those stockholders, we held meetings with 10 of them in which we discussed matters such as NortonLifeLock’s business model, NortonLifeLock’s executive compensation programs and goal settings and metrics. The remaining stockholders either confirmed they had no concerns, did not desire to have a meeting, or did not respond. Our FY21 executive compensation philosophy and programs reflect the feedback we received from our engagement with stockholders and investors during FY20 and FY21. For example, in light of the feedback we received in connection with the special compensation programs announced with the Broadcom transaction as disclosed in our FY20 CD&A, our FY21 compensation program does not include any special one-time awards or special vesting of equity awards outside of our standard practices.
At NortonLifeLock, we have an open line of communication with our stockholders and investors and continue to engage them for feedback on our programs.
Compensation Components
Our FY21 compensation philosophy is reflected in the three key pillars of executive compensation: (i) base salary, (ii) short-term annual cash incentive awards and (iii) long-term equity incentive awards.
FY21 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO (or Board for CEO changes).	Page 42
Executive Annual Incentive Plan	Cash	Annual	Bookings with non-GAAP profit margin as operating gate; individual performance goal modifier for NEOs other than CEO.	Page 42
Equity Incentive Awards	Restricted Stock Unit (RSU)	Vests annually over three years Vests at the end of a three-year period	Service and time-based vesting. 50% of PRUs vest in full in May 2023 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.	Page 45
	Performance-based Restricted Stock Unit (PRU)		50% of PRUs vest in full in May 2023 based on achievement of compound annual growth rate (CAGR) for revenue measured over a multi-year period.
Base Salary
Philosophy	Provide fixed compensation to attract and retain key executives.
Considerations
Salary reviewed and set annually by the Compensation Committee.
Salary levels include skill set, experience performance contribution levels, role, positioning relative to peer group and market and our overall salary budget.
Annual review by CEO for other executives.

Annual Cash Incentive Award
Philosophy
Establish appropriate, market competitive, short-term performance measures to help drive future growth and profitability.
Reward achievement of short-term performance measures consistent with financial plan

Target Amount Considerations	Relevant market and peer data. Internal pay equity. Desired market position for each NEO.
Operating Metrics Used	Bookings with non-GAAP profit margin operating gate.
Award Design Considerations
Metrics strongly correlate with stockholder value creation, are transparent to investors and are calculated on the same basis as described in our quarterly earnings releases and supplemental materials, and balance growth and profitability.
Direct impact on these metrics through skillful management and oversight.
Metrics established based on a range of inputs, including short-term growth objectives for our products, external market economic conditions, the competitive environment, our internal budgets and market expectations.
Performance payout curves set to substantially drive increased customer subscriptions and profit and in accordance with our FY21 financial plan.
CEO award payout is solely based on company financial performance.

Performance Conditions
Bookings with non-GAAP profit margin gate. Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers’ demand for our products and services and to assist readers in analyzing our performance in future periods.
Non-GAAP profit margin is defined as GAAP profit, excluding stranded costs.
Individual performance assessment modifier (0-150%) except for CEO.
Employment through payout date.

Equity Incentive Awards
Philosophy
Establish appropriate, market competitive, performance measures to substantially drive future short- and long-term growth and profitability.
Multi-year vesting and performance requirements that help align our NEOs’ pay with the creation of long-term shareholder return.
Provide meaningful and appropriate incentives for our short- and long-term success to attract and retain talent in a highly competitive market for talent.
Reward NEOs for creating stockholder value over long term.

Grant Mix	Equity awards are a mix of RSUs and PRUs. For our current NEOs, the mix was 60% PRUs and 40% RSUs.
Target Amount Considerations	Factors used to determine target award amounts included: (i) relevant market and peer data; (ii) internal pay equity; and (iii) desired market position for each NEO.

Award Consideration Amounts
NEOs’ responsibilities and anticipated future contributions.
NEOs’ past award amounts and amount of unvested equity held by each NEO.
Competitive market assessment.
Gains recognizable by the NEO from equity awards made in prior years.

Award Design Consideration
NEOs’ ability to drive long-term financial performance, including share price appreciation.
Metrics should align with long-term financial and operational goals and short-term strategy.
Performance of our peers.
Attract and retain valuable NEOs.

Vesting Conditions
100% of RSUs are time-based and generally vest annually over three years:
(33%/ 33% / 33%).
50% of PRUs vest in full in May 2023 based on achievement of 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full in May 2023 based on achievement of CAGR for revenue.

Appropriate Pay Mix
Our FY21 compensation philosophy is designed around “pay-for-performance” so that a large portion of our NEOs total direct compensation is “at-risk” or variable. In determining the mix of the various reward elements and the value of each component, the Compensation Committee takes into account the executive’s role, the competitiveness of the market for executive talent, company performance, individual performance, internal pay equity and historical compensation. The percentage of an executive officer’s compensation opportunity that is “at-risk,” or variable instead of fixed, is based primarily on the officer’s level of influence at NortonLifeLock. Executive officers generally have a greater portion of their pay at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence NortonLifeLock’s performance.
As illustrated by the following charts, for FY21, approximately 92% of our current CEO’s target total direct compensation was at-risk and approximately 58% is performance-based, and on average approximately 89% of our other named executive officers’ compensation opportunity was at-risk compensation and approximately 51% is performance-based.

Base Salary
The following table presents each NEO’s annual base salary for FY21.
Named Executive Officer	FY20 Annual Salary ($)	Change in Salary (%)	FY21 Annual Salary ($)
Vincent Pilette	650,000	26.9%	825,000
Natalie Derse	NA	—	475,000
Bryan Ko	480,000	—	480,000
Former Executive Officers
Matthew Brown	330,000	—	330,000
Samir Kapuria	550,000	—	550,000
As presented in the table above, none of our NEOs received an increase in annual base salary other than Mr. Pilette. In May 2020, our Compensation Committee, recognizing that Mr. Pilette had not received an increase to his salary since being initially hired as our Chief Financial Officer in May 2019, determined that this increase for Mr. Pilette was appropriate given his increased responsibilities as CEO and his impact in improving NortonLifeLock’s financial performance following the Broadcom transaction.
Executive Annual Incentive Plan (EAIP)
The following table presents each NEO’s target incentive opportunity for FY21 under the FY21 Executive Annual Incentive Plan (the “FY21 EAIP”) expressed as a percentage of base salary:
Named Executive Officer	FY21 Individual Incentive Target (%)	FY21 Target ($)
Vincent Pilette	120	990,000
Natalie Derse	80	380,000
Bryan Ko	80	384,000
Former Executive Officers
Matthew Brown	40	132,000
Samir Kapuria	100	550,000
The amount of each NEO’s actual payout amount under the FY21 EAIP is generally based on the following formula. The Compensation Committee had discretion to adjust individual awards downward as appropriate by up to 25% of the amount of the incentive award that would otherwise be earned.

Executive Annual Incentive Plan — Company Performance Metrics
The Compensation Committee selected NortonLifeLock performance metrics under the FY21 EAIP to create strong alignment between company performance and NEO annual incentive payouts.
Measure	Definition	Purpose
Bookings	“Bookings,” as described in “Appendix A — Reconciliations” in this proxy statement.”	Bookings aligns to NortonLifeLock’s growth objectives by incentivizing our executives to drive new customer subscriptions.
Profit Margin (%) — Operating Gate	“Non-GAAP Profit Margin,” as described in “Appendix A — Reconciliations” in this proxy statement.”	Non-GAAP profit margin aligns to our long-term business model to increase NortonLifeLock’s profitability.
The Non-GAAP profit margin served as the operating gate for the FY21 EAIP; a minimum of 50% or greater profit margin would need to be attained before any payout was made. If the minimum operating gate was attained, payout under the FY21 EAIP was achieved once a threshold level of bookings was achieved. The maximum possible payout for NortonLifeLock performance portion of the FY21 EAIP was 200%. The Compensation Committee established threshold, target and maximum performance goals for the bookings metric based primarily on NortonLifeLock’s financial plan for FY21. In addition, except for our CEO, the actual individual payouts could be further modified based on an individual performance factor that generally ranges from 0% to 150% based on the performance achievement against pre-established individual goals for FY21.
	Bookings Percent of Plan(1)	Funding (%)
Threshold	97%	0%
Target	100%	100%
Max	107%	200%
(1)
Funding based on linear interpolation for performance between threshold and target and target and maximum performance. We do not disclose actual dollar performance goals for competitive reasons.

Executive Annual Incentive Plan — Company Results
For FY21, the Compensation Committee confirmed that the Non-GAAP Profit Margin Operating Gate was achieved at 51.2%, excluding stranded costs. With respect to the Bookings metric, the Compensation Committee approved FY21 company achievement at 105% of plan, which would have resulted in funding at 171%. At the recommendation of the CEO, with the approval of the Compensation Committee, the payout amount was capped at 150% to align with the maximum funding under NortonLifeLock’s Annual Incentive Plan for non-executives to ensure internal equity. The following graph shows the threshold, target and maximum payouts under the FY21 EAIP, along with actual company performance and funding:
Executive Annual Incentive Plan — Individual Performance Assessment
Individual performance was evaluated, and taken into account when determining the FY21 EAIP payout for NEOs other than the CEO, and is based on both quantitative and qualitative results in the following key areas:
•
Financial and operational goals for the executive’s area of responsibility and the entire company.

•
Development and management of the executive’s team of employees.

•
Leadership qualities as well as functional competencies and knowledge for the executive’s area of responsibility.

•
Leadership qualities, alignment to our cultural values, as well as functional competencies and knowledge for the executive’s area of responsibility.

Provided the threshold performance levels for both company performance metrics are achieved, the CEO evaluates the level of each NEO’s individual performance against the pre-determined goals at fiscal year-end and makes a recommendation to the Compensation Committee. For FY21, our Compensation Committee determined that the payouts for each NEO would be based only on NortonLifeLock’s FY21 performance under the FY21 EAIP given the high level of company achievement alignment and the decision to cap the payout amount at 150% .
Executive Annual Incentive Plan — FY21 Payout Results
NEO	Base Salary ($)	Annual Incentive Target (%)	Company Performance Funding Achievement (%)	Company Performance Funding Reduced (%)	Individual Payout Amount ($)
Vincent Pilette	825,000	120	171	150	1,485,000
Natalie Derse	475,000	80	171	150	570,000
Bryan Ko	480,000	80	171	150	576,000
Matt Brown(1)	330,000	40	NA	NA	59,019
Samir Kapuria(1)	550,000	100	NA	NA	245,913
(1)
Mr. Brown and Mr. Kapuria ceased serving in their respective positions in November 2020. Amounts reflect the payout received pursuant to each former executive officer’s severance arrangement with NortonLifeLock. See Summary Compensation Table, below, for additional information.

Equity Incentive Awards
The primary purpose of equity incentive awards is to align the interests of our NEOs with those of our stockholders by rewarding the NEOs for creating stockholder value over the long term. By compensating our NEOs with equity incentive awards, our executives receive a stake in NortonLifeLock’s financial future. The gains realized in the long term depend on our NEO’s ability to drive the financial performance of NortonLifeLock as reflected in the share price.
We seek to provide equity incentive awards that are competitive with companies in our peer group and the market generally. When making annual equity awards to NEOs, we consider NortonLifeLock performance during the past year, the role, responsibility and performance of the individual NEO, the competitive market assessment described above, prior equity awards, and the level of vested and unvested equity awards then held by each named executive officer. In making equity awards, we also generally take into consideration gains recognizable by the executive from equity awards made in prior years.
Each of our NEOs, with the exception of Mr. Brown (who received only RSUs because he was serving as interim CFO at the time) and Mr. Kapuria (who did not receive any equity awards in connection with his departure), received a mix of both RSUs and PRUs in FY21.
The Compensation Committee believed that for FY21, a mix of RSUs and PRUs is the appropriate long-term equity incentive for named executive officers. Generally, our executive officers receive approximately 60% of the value of their target annual equity incentive award in the form of PRUs and 40% in the form of RSUs. We believe such a mix motivates our NEOs to contribute to our long-term success and stock price appreciation while also encouraging long-term retention. This was true for Mr. Pilette and Mr. Ko in FY21. Ms. Derse, who joined NortonLifeLock in July 2020, receive a mix of 50% PRUs and 50% RSUs in connection with her offer letter.
Equity Incentive Awards — Restricted Stock Units
RSUs represent the right to receive one share of NortonLifeLock common stock for each vested RSU upon the settlement date, subject to continued employment through each vesting date. The Committee grants RSU awards for long-term retention purposes as they provide payout opportunity to the NEOs only if they remain employed through the applicable vesting dates, which extend over multiple years, and because the payout opportunity is directly linked with stockholder value and executive efforts over a multi-year time frame. The following table summarizes the RSU awards granted to our NEOs in FY21.
NEO	FY21 RSU Award Amount (#)	Grant Date Fair Value ($)	Vesting Criteria(1)
Vincent Pilette	166,777	3,385,573	33%/33%/33%
Natalie Derse(2)	103,912	2,389,976	50%/25%/25%
Bryan Ko	49,052	995,756	33%/33%/33%
Matt Brown(3)	36,789	746,817	33%/33%/33%
Samir Kapuria	—	NA	NA

(1)
RSUs vest as to 33% on the grant-date anniversary over three years.

(2)
Ms. Derse’s initial RSU grant in connection with her offer vests annual over three years as to 50%, 25% and 25%.

(3)
Mr. Brown’s RSUs were cancelled for no consideration upon his departure from NortonLifeLock on November 6, 2020.

Equity Incentive Awards — Performance-based Restricted Stock Units
FY21 PRUs granted to our NEOs vest based on the achievement of two equally-weighted metrics:
•
Three-year relative-Total Shareholder Return (TSR) measured against the Nasdaq; and

•
3% Compound Annual Growth Rate (CAGR) for revenue measured over the two-fiscal year period ending April 1, 2022, with a catch-up period to end on March 31, 2023.

Metric	Measurement Period	Metric Objective (50% of Target)	Vesting Conditions(1)
3-year relative TSR vs. Nasdaq	FY21-FY23	Measures our long-term performance against companies in the Nasdaq to	Earned portion vests at end of FY23.

Metric	Measurement Period	Metric Objective (50% of Target)	Vesting Conditions(1)
drive value creation.
2-year CAGR for revenue	Measured over two-year period from FY21-FY22 with a catch-up period for FY23.	Measures achievement of our three-year performance growth rate designed to enhance long-term value of the company.	Earned portion vests at end of FY23.
(1)
In addition to the vesting components, the Compensation Committee has broad negative discretion to reduce the amount of the award earned by up to 50% as it determines reasonable and appropriate.

The Compensation Committee believes that TSR promotes stockholder alignment and creates an unambiguous link between the compensation of our NEOs to long-term value creation since this metric is directly linked to our long-term total shareholder appreciation relative to the Nasdaq Composite Index as whole. The Compensation Committee, based on input from its compensation consultant, concluded that the use of the Nasdaq Composite Index was an appropriate benchmark given the broad-based nature of the index, the inclusion of NortonLifeLock in the index, and because the Nasdaq Composite Index represents a robust, broad representation of the potential opportunity cost of investing in NortonLifeLock from an investor’s perspective.
The Compensation Committee also believes that given the strategic importance of sustained top-line growth to our business, using a 2-year CAGR for revenue goal with a one year catch-up would help us remain focused on long-term success and retention, while balancing the fact that such a goal may not be achieved during a two-year period due to fluctuating market opportunities and conditions, which may not be directly within our control.

Achievement under the FY21 PRUs will not be certified by the Compensation Committee until the end of fiscal 2023. The following charts present the threshold, target and maximum performance levels and payouts of the relative TSR and CAGR for revenue metrics:

The following table summarizes the PRU awards granted to our NEOs in FY21. Messrs. Brown and Kapuria did not receive a PRU award in FY21 in connection with their then impending departures.
NEO	FY21 PRU Award Amount (#)	FY21 PRU Grant Date Fair Value ($)
Vincent Pilette	250,166	6,893,324
Natalie Derse	103,912	3,003,576
Bryan Ko	73,578	2,027,442
Equity Incentive Awards — Previously Granted Long-Term Incentive Awards
Of our NEOs, only Mr. Ko holds FY20 PRUs, which were granted in January 2020. The FY20 PRUs granted to Mr. Ko vest based on the achievement of three-year TSR against the S&P 500. The measurement period for the FY20 PRUs is from FY20 through FY22, and any earned portion will vest at the end of FY22 upon certification of the Compensation Committee. None of the outstanding FY20 PRUs were earned or vested in FY21.
Metric	Measurement Period	Metric Objective	Vesting Conditions(1)
3-year TSR vs. S&P 500	FY20 – FY22	Measures our longer-term performance against comparable companies to drive value creation	Earned portion vests at the end of FY22.
(1)
In addition to the vesting components, the Compensation Committee has broad negative discretion to reduce the amount of the award earned by up to 50% as it determines reasonable and appropriate.

Benefits
In addition to the compensation components described above, the following benefits are provided.
FY21 Benefit	Philosophy and Rationale
401k Plan with Company matching	Provides our NEOs with competitive broad-based employee benefits on the same terms as are generally available to the majority of our employees.
Health and Dental Coverage
Life Insurance
Disability Insurance
Unlimited Time Off
Nonqualified deferred compensation plan
Provides our U.S.-based executive officers the opportunity to defer compensation in excess of the amounts that are legally permitted to be deferred.
The plan is described further under “Non-Qualified Deferred Compensation in Fiscal 2021,” on page 60.

Reimbursement for up to $10,000 for financial planning services.	Provides financial planning assistance given the complexity of executive officer compensation and financial arrangements to allow executives to concentrate on responsibilities and our future success.
Severance and Change of Control Benefits
The following table provides information regarding the severance arrangements that we have or had with certain of our NEOs. Details of each individual NEO’s severance arrangements, including estimates of amounts payable in specified circumstances in effect as of the end of FY21, are disclosed in “FY21 Executive Compensation,” above and under “Potential Payments Upon Termination or Change-in-Control,” below.
Severance and Change of Control Philosophy
Attract and Retain Executives	Intended to ease an NEO’s transition due to an unexpected employment termination or retain an NEO through a significant corporate transaction.
Align Interests with Stockholders	Mitigate any potential employer liability and avoid future disputes or litigation; retain and encourage our NEOs to remain focused on our our business and the interests of our stockholders when considering or impletementing strategic alternatives.
Severance and Change of Control Considerations
At-will Employment	The employment of our NEOs is “at will,” meaning we can terminate them at any time and they can terminate their employment with us at any time.
Amount and Conditions for Severance	Severance arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave NortonLifeLock under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
Double-Trigger Acceleration	“Double-trigger” provisions promote morale and productivity, and encourage executive retention in the event of a corporate transaction.
Transition Services/Retention	Severance arrangements should be designed to: (i) retain and incentivize executive officers until a successor is found; (ii) ensure a smooth transition; (iii) be commensurate with the amount of services that need to be provided; and (iv) reward executive officers for a successful transition.

Severance and Change of Control Terms
Executive Severance Plan	Provides for cash severance and other benefits where the individual’s employment is terminated without cause outside of the change in control context, contingent on execution of an acceptable release.
Executive Retention Plan	Provides for double trigger acceleration of vesting of equity awards and cash severance benefits where the individual’s employment is terminated without cause, or is constructively terminated, within 12 months after a change in control, contingent on execution of an acceptable release; no “golden parachute” excise tax gross-ups.
Severance Arrangement with our Former President
In December 2019, we entered into a severance benefit arrangement with Mr. Kapuria, our former President (the “Kapuria Severance Agreement”) in connection with the sale of our Enterprise assets to Broadcom (the “Broadcom Sale”), which was intended to induce him to continue to provide services during a transition period following the Broadcom Sale, given the importance of his role in transitioning the business to a pure-play consumer cyber safety company. Pursuant to this agreement if Mr. Kapuria was terminated without cause or dies before December 31, 2020, he was entitled to receive (a) a cash payment equal to his annual base salary, (b) a cash payment equal to Mr. Kapuria’s target bonus, and (c) vesting as to 50% of unvested equity, reduced by any equity that otherwise vests between December 5, 2020 and Mr. Kapuria’s termination date. If Mr. Kapuria was terminated without cause before December 31, 2020, between 75% and 150% of any additional remaining outstanding and unvested equity awards will vest if our average closing stock price reaches predetermined levels based 50% on each of (a) a 20-consecutive business day measurement from August 20, 2019 through December 31, 2020 and (b) a 20-consecutive business day measurement from July 1, 2020 through December 31, 2020.
Following our successful transformation into a pure-play consumer cyber safety company, with the elimination of the stranded costs and the return to growth, we amended the special severance benefit arrangement with Mr. Kapuria on May 28, 2020. Under the amendment, we agreed that the stand-alone role of president would no longer be needed by December 31, 2020, with the onboarding of a chief product officer to focus on the product portfolio and a chief commercial officer to focus on go-to-market. Additionally, we agreed that Mr. Kapuria would be entitled to the benefits set forth in the special severance benefit arrangement upon his termination, which occurred on November 6, 2020. For further details on Mr. Kapuria’s special severance benefit arrangement, as amended, including the amounts actually paid out upon his termination, please see the description under — Potential Payments upon Termination or Change-In-Control on page 62.
Key Compensation and Governance Policy
The following table summarizes the key compensation and governance polices applicable to our NEOs:
Policy	Considerations	Material Features
Stock Ownership Guidelines	Promote stock ownership in NortonLifeLock. More closely align the interests of our executive officers with those of our stockholders.
6x base salary for CEO.
3x base salary for CFO.
2x base salary for other Section 16 officers (except CAO).
1x base salary for CEO’s extended leadership team.
5 years from executive officer designation to comply.
During 5-year transition period, must retain at least 50% of net-settled equity award shares until ownership requirement is met.
Includes shares owned outright, excludes stock options and unvested RSUs and PRUs.
As of July 1, 2021, all continuing NEOs have reached ownership requirements or have remaining time to do so.

Policy	Considerations	Material Features
Anti-Hedging Policies
Permitting hedging is viewed as a poor pay program practice, as it insulates executives from stock price movement and reduces alignment with stockholders.
This policy was established in part to avoid potential or apparent conflict of interests resulting from bets against or hedges regarding our performance.

With limited exceptions for pre-existing arrangements, all directors and employees, including executive officers, are prohibited from short-selling company stock or engaging in transactions involving company-based derivative securities.
“Derivative Securities” are options, warrants, convertible securities, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as company stock.
This prohibition includes, but is not limited to, trading in company-based option contracts or engaging in other hedging transactions (for example, buying and/or writing puts and calls, equity swaps, collars, exchange funds, transacting in straddles and the like).
Holding and exercising options or other derivative securities granted under NortonLifeLock’s stock option or equity incentive plans is not prohibited by this policy.
Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee

Anti-Pledging Policies	Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	Covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Insider Trading Policy	Prohibit corporate insiders from taking advantage of material non-public information.
CEO, President and CFO must conduct any open market sales of our securities only through use of Rule 10b5-1 stock trading plans.
Prohibits the purchase or sale of securities while in possession of material non-public information.

Clawback Policy	Permit us to recoup performance-based cash and equity awards when such awards were not properly earned or when executives have engaged in inappropriate actions
Applies to all executive officers.
Allows recoupment of performance-based cash and equity awards if (i) we are required to restate our financial statements due to fraud or intentional misconduct or (ii) an executive officer violates certain company policies, including NortonLifeLock’s code of conduct.

General Approach to Determining Compensation
We are committed to the following pay philosophy and practices described below.
Compensation Committee Decision Process
The Compensation Committee oversees the compensation of our NEOs and our executive compensation program and initiatives. The Compensation Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives in the first half of each fiscal year. This is timed to align to the fiscal year start and to enable evaluation and incorporation of competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation Committee carefully considers any feedback or input it may receive from our CEO and from other sources when evaluating the performance of each executive officer. The committee then sets each executive officer’s target total direct compensation for the (current) year as an outcome of this review and the other factors described below.
The Compensation Committee has based most, if not all, of its prior compensation determinations, including those made for FY21, on a variety of factors, including:
•
A focus on pay-for-performance

•
A total rewards approach

•
An appropriate pay mix

•
Appropriate market positioning

•
Avoidance of compensation arrangements that encourage excessive or inappropriate risk taking by our executive officers

•
In the case of equity awards, burn rate and dilution

•
Company performance and individual performance

•
Internal pay equity

•
NortonLifeLock’s financial condition and available resources

•
The accounting and cash flow implications of various forms of executive compensation

•
Our need for a particular position to be filled

•
The recommendations of our CEO (other than with respect to his own compensation)

As discussed under “Role and Independence of Compensation Consultant” below, for FY21, the Compensation Committee engaged a compensation consultant and once again conducted a formal benchmarking review. In establishing compensation for our executive officers other than our CEO, the Compensation Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our NEOs are made by our Compensation Committee.

From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions, in recognition of significant accomplishments, or to attract, retain or incent our executive officers. In these situations, the Compensation Committee considers and weighs our business need with the potential costs and benefits of special rewards.
Role and Independence of Compensation Consultant
The Compensation Committee retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the Compensation Committee. The Compensation Committee has sole authority to retain and terminate the independent compensation consultant. At the Compensation Committee’s discretion, the independent compensation consultant:
•
attends Compensation Committee meetings;

•
assists the Compensation Committee in determining peer companies and evaluating compensation proposals;

•
assists with the design of incentive compensation programs; and

•
conducts compensation-related research.

In addition, at the Compensation Committee’s direction, Compensia works with our Head of People and Culture and other members of management to obtain information necessary for Compensia to make their own recommendations as to various matters as well as to evaluate management’s recommendations.
The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.
Competitive Market Assessments
Market competitiveness is one factor that the Compensation Committee considers each year in determining a NEO’s overall compensation package, including pay mix. The Compensation Committee relies on various data sources to evaluate the market competitiveness of each pay element, which were provided by Compensia. The proxy statements of peer group companies provide detailed pay data for the highest-paid executives. Survey data, which we obtain from the Radford Global Technology Survey, provides compensation information on a broader group of executives, with positions matched based on specific job scope and responsibilities. The Compensation Committee considers data from these sources as a framework for making compensation decisions for each NEO’s position.
The Compensation Committee reviews our peer group on an annual basis, with input from its compensation consultant, and the group may be adjusted from time to time based on, among other factors, a comparison of revenues, market capitalization, industry, business model, peer group performance, merger and acquisition activity and stockholder input.
Toward the end of FY20, the Compensation Committee reviewed our peer group for FY21 and made certain changes to our FY20 peer group based on the following criteria:
•
Focus on software development, or software and engineering-driven companies

•
Are generally comparable in terms of size (~0.3x — 2.0x revenue, greater variability in market capitalization)

•
Are generally comparable in terms of complexity and global reach

•
Compete with us for talent

The Compensation Committee selected the following companies as our FY21 peer group:
Akamai Technologies Inc.	GoDaddy Inc.	Splunk Inc.
Citrix Systems, Inc.	j2 Global, Inc.	Teradata Corp.
Dropbox, Inc.	Juniper Networks Inc.	TransUnion Corp.
Equifax Inc.	LogMein, Inc.	Verint Systems Inc.
F5 Networks Inc.	McAfee Corp.*
Fair Isaac Corp.	NetApp, Inc.
Fortinet, Inc.	PTC Inc.

*
Added in March 2021.

Compensation Risk Assessment
The Compensation Committee, in consultation with Compensia, has conducted its annual risk analysis of NortonLifeLock’s compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on NortonLifeLock.
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•
A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);

•
A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;

•
Cash and equity incentives solely based on achieving company performance objectives and subject to our “claw-back” right under certain circumstances;

•
Caps on annual cash incentive and PRU payouts;

•
Stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and

•
General alignment with prevalent low-risk pay practices.

Burn Rate and Dilution
We closely manage how we use our equity to compensate employees. FY21, our gross burn rate was 1.00%, our net burn rate was 0.74% and our overhang was 4.32%. The Compensation Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our peer group.
Gross burn rate = total number of shares granted under all of our equity incentive plans during a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Net burn rate = total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Overhang = total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during FY21 were Susan P. Barsamian, Nora Denzel and Peter Feld. None of the members of the Compensation Committee in FY21 were at any time during FY21 or at any other time an officer or employee of NortonLifeLock or any of its subsidiaries, and none had or have any relationships with NortonLifeLock that are required to be disclosed under Item 404 of Regulation S-K. None of NortonLifeLock’s executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during FY21.

Compensation Committee Report
The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by NortonLifeLock under the Exchange Act or the Securities Act of 1933 unless and only to the extent that NortonLifeLock specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended April 2, 2021.
By: The Compensation and Leadership Development Committee of the Board:
Peter A. Feld (Chair)
Susan P. Barsamian
Nora M. Denzel

Summary of Compensation
The following table shows for the fiscal year ended April 2, 2021, compensation awarded to or earned by our current CEO, CFO, Chief Legal Officer and Secretary and our former CFO and former President.
Summary Compensation Table for Fiscal 2021
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Vincent Pilette	2021	753,974	1,300,000(4)	10,278,897	1,485,000	11,703	13,829,574
Chief Executive Officer & President	2020	568,750	—	19,446,262	552,500	28,979	20,596,491
Natalie M. Derse Chief Financial Officer	2021	339,946	—	5,393,552	570,000	8,534	6,312,032
Bryan S. Ko	2021	472,615	—	3,023,197	576,000	16,553	4,088,365
Chief Legal Officer, Secretary and Head of Corporate Affairs	2020	123,333	1,000,000	4,490,760	82,938	4,241	5,701,272
Matthew C. Brown	2021	199,375	200,000(5)	746,817(6)	59,019	222,500	1,427,711
Former Interim Chief Financial Officer	2020	330,000	—	565,907	112,200	189,617	1,197,724
Samir Kapuria	2021	332,292	—	2,470,008	245,913	1,129,573	4,177,786
Former President	2020	516,667	—	5,685,892	439,167	90,643	6,732,369
	2019	443,864	—	10,311,650	—	220,667	10,976,180

(1)
The amounts shown in this column reflect the aggregate grant date fair value of RSUs and PRUs and the incremental fair value as of the modification dates for certain awards that were modified in fiscal year 2020 or fiscal year 2021, calculated, in each case, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of each PRU that contains a market condition was estimated using the Monte Carlo simulation model. For a discussion of the valuation methodology and the metrics used for the FY21 PRUs and RSUs, see “Equity Incentive Awards” under “Analysis of Compensation Components” in the Compensation Discussion and Analysis Section, above. For details of the awards granted in FY21, see the table “Grants of Plan-Based Awards,” below. See “Previously Granted Long Term Incentive Award Pay Outcomes” for descriptions of the FY20 equity awards.

The table below sets forth the grant date fair value determined in accordance with ASC Topic 718 principles for the performance-related components of these awards. Also set forth below are the grant date fair values pertaining to the market-related component or the TSR adjustment, determined upon the grant dates for FY21, and which are not subject to probable or maximum outcome assumptions. Additional details of assumptions used in the valuations of the awards are included in Note 15 of our FY21 Annual Report on Form 10-K.
Name	Maximum Outcome of Performance Conditions Fair Value ($)	Market-Related Component Fair Value ($)
Vincent Pilette	5,078,369	4,354,139
Natalie Derse	2,389,976	1,808,588
Bryan Ko	1,493,633	1,280,625
The table below sets forth the incremental fair value of Mr. Kapuria’s RSU and PRU awards modified under the terms of the Kapuria Severance Agreement as of the modification date of May 28, 2020, as determined in accordance with ASC Topic 718 principles. Such awards are not subject to probable or maximum outcome assumptions. Additional details are included in “Severance and Change of Control Benefits — Severance Arrangement with our Former President”. No new stock awards were granted to Mr. Kapuria in FY21.
Grant Date	Award Type	Modified Stock Units (#)	Fair Value Per Share on Modification Date ($)	Incremental Fair Value on Modification Date ($)
6/9/2017	PRU	2,135	29.13	(1,247)
6/9/2017	RSU	2,135	29.13	(1,247)
7/10/2018	PRU	19,853	29.38	158,228
7/10/2018	RSU	19,854	29.38	158,236
7/10/2018	PRU	71,472	25.08	262,302
7/10/2018	RSU	71,473	25.55	295,898
6/10/2019	PRU	36,824	24.56	197,033
6/10/2019	RSU	36,823	24.56	197,052
6/10/2019	PRU	42,960	24.34	119,858
6/10/2019	RSU	42,961	24.34	119,861
6/10/2019	PRU	42,961	39.38	482,027
6/10/2019	RSU	42,960	39.38	482,007
(2)
For FY21, represents the named executive officer’s annual bonus under the FY21 Executive Annual Incentive Plan, which was earned in FY21 and paid on the earlier of the executive’s termination date, if applicable, or in FY22.

(3)
The FY21 amounts are comprised of the following:

	Contribution Plans 401(k) and HSA ($)	Tax Planning Services ($)	Patent Award ($)	Severance ($)	Total ($)
Vincent Pilette	8,903	2,800	—	—	11,703
Natalie M. Derse	8,534	—	—	—	8,534
Bryan S. Ko	8,253	8,300	—	—	16,553
Matthew C. Brown	3,113	—	—	219,387	222,500
Samir Kapuria	1,188	11,535	1,850	1,115,000	1,129,573
(4)
Bonus paid pursuant to the Broadcom Retention Plan.

(5)
Bonus paid in connection with Mr. Brown’s service as interim CFO in FY21.

(6)
Mr. Brown’s RSUs were cancelled for no consideration upon his departure from NortonLifeLock on November 6, 2020.

The following table shows for FY21, certain information regarding grants of plan-based awards to our named executive officers from our incentive plans:
Grants of Plan-Based Awards in Fiscal 2021
Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent Pilette
EAIP-Cash		—	990,000	2,970,000	—	—	—	—	—	—	—
PRU TSR	7/10/20	—	—	—	—	125,083	250,166	—	—	—	4,354,139
PRU CAGR	7/10/20	—	—	—	—	125,083	250,166	—	—	—	2,539,185
RSU	7/10/20	—	—	—	—	—	—	166,777	—	—	3,385,573
Natalie M. Derse
EAIP-Cash		—	380,000	1,140,000	—	—	—	—	—	—	—
PRU TSR	8/10/20	—	—	—	—	51,956	103,912	—	—	—	1,808,588
PRU CAGR	8/10/20	—	—	—	—	51,956	103,912	—	—	—	1,194,988
RSU	8/10/20	—	—	—	—	—	—	103,912	—	—	2,389,976
Bryan S. Ko
EAIP-Cash		—	384,000	1,152,000	—	—	—	—	—	—	—
PRU TSR	7/10/20	—	—	—	—	36,789	73,578	—	—	—	1,280,625
PRU CAGR	7/10/20	—	—	—	—	36,789	73,578	—	—	—	746,817
RSU	7/10/20	—	—	—	—	—	—	49,052	—	—	995,756
Matthew C. Brown
EAIP-Cash		—	132,000	396,000	—	—	—	—	—	—	—
RSU	7/10/20	—	—	—	—	—	—	36,789	—	—	746,817
Samir Kapuria
EAIP-Cash		—	550,000	1,650,000	—	—	—	—	—	—	—
Modified RSU/PRU	5/28/20	—	—	—	—	—	—	432,411	—	—	2,470,008

(1)
The dates in this column reflect the grant dates of stock awards or in the case of Mr. Kapuria, the modification date of his stock awards.

(2)
The amounts shown represent potential cash bonus eligible to be earned under the FY21 Executive Annual Incentive Plan (“FY21 EAIP”). Amounts are calculated at 0%, 100% and 200% of each executive’s individual target incentive opportunity (as a percentage of base salary) for threshold, target and maximum, respectively. For more information on the FY21 EAIP, see “Compensation Discussion and Analysis — Executive Annual Incentive Plan”.

(3)
The amounts shown in the “PRU” rows represent the PRUs granted in FY21 under our 2013 Equity Incentive Plan for the company performance portion of the FY21 PRUs. Amounts shown in the “Threshold” column represent 0% of the target number of shares, which represents the threshold performance of one of the two primary performance metrics. Awards are capped at the maximum of 200% of the target number of shares. For more information on the FY21 PRUs, see “Compensation Discussion and Analysis — Equity Incentive Awards.”

(4)
The amounts shown represent service-based RSUs granted in FY21 under the 2013 Equity Incentive Plan. These RSUs become fully vested over three years, with 33 1/3% vesting on the first, second and third anniversaries of the date of grant with the exception of Ms. Derse’s grant which vests 50% on the first anniversary and 25% on the second and third anniversaries and Mr. Kapuria’s modified RSU and PRU awards, which vested pursuant to his severance agreement. See “Compensation Discussion and Analysis — Equity Incentive Awards” and “Potential Payments Upon Termination or Change-in-Control” for more information.

(5)
Represents the grant date fair value of RSU and PRU awards and in the case of Mr. Kapuria, the incremental fair value of his RSU and PRU awards as of the modification date of May 28, 2020, in each case, determined in accordance with FASB ASC Topic 718. No new stock awards were granted to Mr. Kapuria in FY21. The grant date fair value was calculated by multiplying the closing price of the underlying common stock on the date of grant by the number of stock awards granted. For the FY21 PRUs, the grant date fair value assumes the probable outcome of the performance conditions applicable thereto. The incremental fair value of Mr. Kapuria’s modified RSU and PRU awards as of the modification date was calculated by multiplying the number of modified stock units by the incremental fair value of the applicable stock award as of the modification date.

The assumptions used in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in the 2021 Annual Report on Form 10-K.

For a summary of the terms of the FY21 Executive Annual Incentive Plan, see “Compensation Discussion & Analysis (CD&A) — Compensation Components — Executive Annual Incentive Plans,” above. For a summary of the circumstances in which the equity awards described above will accelerate, see “Compensation Discussion & Analysis (CD&A) —  Benefits,” above, and “Potential Payments Upon Termination or Change-in-Control,” below.
The following table shows for FY21, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.
Outstanding Equity Awards at Fiscal Year End 2021
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested (#)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested(1) ($)
Vincent Pilette	7/10/20						166,777(2)	3,572,363
									125,083(3)	2,679,278
									125,083(4)	2,679,278
Natalie M. Derse	8/10/20						103,912(5)	2,225,795
									51,956(3)	1,112,898
									51,956(4)	1,112,898
Bryan S. Ko	7/10/20						49,052(2)	1,050,694
									36,789(3)	788,020
									36,789(4)	788,020
	1/10/20						47,630(6)	1,020,235
									77,764(7)	1,665,704

(1)
Market value is calculated based on $21.42 per share, the fair value of our common stock on April 2, 2021.

(2)
Vests over three years, with 33 1/3% vesting on the first, second and third anniversaries of the date of grant.

(3)
These FY21 PRUs have a three-year performance period from FY21 through FY23. These FY21 PRUs vest based on certain achievements of the performance of the TSR against Nasdaq composite. Earned portion vests at the end of FY23.

(4)
These FY21 PRUs have a two-year performance period from FY21 through FY23 with a catch-up period for FY23. These FY21 PRUs vest based on certain achievements of the performance of the CAGR for revenue. Earned portion vests at the end of FY23.

(5)
Becomes fully vested over three years, with 50% vesting on the first anniversary and 25% on the second and third anniversaries of June 1, 2020.

(6)
Becomes fully vested over three years, with 30% vesting on the first and second anniversaries and 40% on the third anniversary of December 1, 2019.

(7)
These FY20 PRUs have a three-year performance period beginning from FY20 through FY22. These FY20 PRUs vest based on certain achievements of the performance of the TSR against the S&P 500. Earned portion vests at the end of FY22.

The following table shows for FY21, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:
Option Exercises and Stock Vested in Fiscal 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting ($)
Vincent Pilette	—	—	995,950	19,873,376
Natalie M. Derse	—	—	51,956	1,449,053
Bryan S. Ko	—	—	36,601	823,612
Matthew C. Brown	15,000	311,014	64,644	1,294,182
Samir Kapuria	—	—	590,149	11,787,637

(1)
The value realized upon option exercises is based on the difference between the closing price of our common stock at exercise and the option exercise price.

(2)
The number of shares and value realized for stock awards set forth above reflect RSUs and PRUs that vested and settled in fiscal 2021.

Non-Qualified Deferred Compensation in Fiscal 2021
The table below provides information on the non-qualified deferred compensation of the named executive officers for the fiscal year ended April 2, 2021.
Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Vincent Pilette	—	—	—	—	—
Bryan Ko	94,523	—	13,126	—	107,650
Natalie Derse	—	—	—	—	—
Matthew C. Brown	—	—	—	—	—
Samir Kapuria	—	—	—	—	—

(1)
The amount reflected includes FY21 salary contributions which is reported as “Salary” in the “Summary Compensation Table for FY21.

(2)
The amounts reflected are not included in the Summary Compensation Table for FY21. These amounts consist of dividends, interest and change in market value attributed to each executive officer’s entire account balance during FY21, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves.

In FY21, certain management employees on our U.S. payroll with a base salary of $180,000 or greater, including each of the named executive officers, were eligible to participate in the NortonLifeLock Inc. Deferred Compensation Plan. The plan provides for the opportunity for participants to defer up to 75% of base salary and 100% of variable pay each year and up to 100% of sales commissions as a separate election. Variable pay included annual incentive plan and commission payments. Deferral elections must be made prior to the beginning of a calendar year and cannot be revoked as of the day immediately prior to commencement of that year. Participants have the opportunity to elect each year whether to receive that year’s deferrals upon a specified date or upon termination of employment, and the form of payment elected will be honored regardless of a participant’s length of service.
The plan is “unfunded” and all deferrals are general assets of NortonLifeLock. Amounts deferred by each participant under the plan are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the plan will then be adjusted based on the performance of the measurement funds that have been selected by the participant. The measurement funds available under the plan include the investment funds available under our 401(k) plan as well as additional asset classes. Each participant may change their measurement fund selections on a daily basis. The plan requires that benefits accumulated in the bookkeeping accounts for each participant not meeting a 5-year service requirement be distributed to the participant following his or her termination of employment with us for any reason. If a 5-year service requirement is met, accumulated benefits in the participant’s account will be distributed according to the participant’s designated payment election.

Upon first entering the Deferred Compensation Plan, a participant has the option to make a one-time election, which will apply to all future account balances to determine how they will be paid in the event of a change in control. By making the one-time election a participant will receive all remaining account balances in a lump sum in the month following the month of termination, if termination occurs within two (2) years following a change in control. If a participant’s employment ended before the change in control, any remaining balances will be distributed in a lump sum within 90 days of the change in control.

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE-IN-CONTROL
Set forth below is a description of the plans and agreements (other than the Deferred Compensation Plan) that could result in potential payouts to our named executive officers in the case of their termination of employment and/or a change in control of NortonLifeLock. For information regarding potential payouts upon termination under the Deferred Compensation Plan, in which certain of executive officers participate, see “Non-Qualified Deferred Compensation in Fiscal 2021” above.
NortonLifeLock Executive Retention Plan
In January 2001, the Board approved the NortonLifeLock Executive Retention Plan, to deal with employment termination resulting from a change in control of NortonLifeLock. The plan was modified by the Board in July 2002, April 2006, June 2007, April 2012, February 2016, January 2018 and January 2021. Under the terms of the plan, all equity compensation awards (including, among others, stock options, RSUs and PRUs) granted by NortonLifeLock to its Section 16(b) officers (including our named executive officers) would become fully vested (at target or to the extent of achievement for PRUs) and, if applicable, exercisable following a change in control of NortonLifeLock (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.
The plan also provides for the payment of a cash severance benefit for our named executive officers equal to one times such officer’s base salary and target payout under the Executive Annual Incentive Plan applicable to such named executive officer in the circumstances described above (i.e., following a change in control of NortonLifeLock after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control).
NortonLifeLock Executive Severance Plan
In April 2012, the Compensation Committee adopted the NortonLifeLock Executive Severance Plan to provide severance benefits to specified officers of NortonLifeLock. The plan was amended and restated by the Board in January 2021. Executive officers must meet certain criteria in order to participate in the plan, including, among other criteria, (i) the executive officer was involuntarily terminated from active employment other than for cause (as defined in the plan); (ii) the executive officer was not terminated due to the sale of a business, part of a business, divestiture or spin-off and offered employment upon terms and conditions substantially identical to those in effect immediately prior to such sale, divestiture or spin-off; and (iii) the executive officer is not entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by NortonLifeLock.
Under the terms of the plan, the executive officer will receive severance payments equal to one times the sum of his or her base salary in effect at the time of his or her involuntary termination, COBRA premium for the duration of the severance pay (12 months), and is also entitled to receive six months of outplacement services, including counseling and guidance. The executive officer is solely responsible for all COBRA premiums for his or her continuation coverage. In addition, the executive officer will receive an additional payment equivalent to 75% of the executive officer’s prorated target cash incentive award under the Executive Annual Incentive Plan in effect for such fiscal year to the executive officer who was terminated in the second half of such fiscal year and was employed in good standing for a minimum of six (6) months prior to his or her termination date. This payment was added to standardize benefits to all our executive officers and to be competitive with overall market practices.
Payment of severance payments, one-time bonus payment, outplacement services and 75% of the prorated target cash incentive award under the Executive Annual Incentive Plan pursuant to the NortonLifeLock Executive Severance Plan is subject to the applicable executive officer returning a release of claims against NortonLifeLock.
Samir Kapuria Severance Arrangement
In December 2019, we entered into a severance benefit arrangement with our former President, Samir Kapuria. Pursuant to the agreement, Mr. Kapuria was entitled to receive (a) a cash payment equal to annual base salary, (b) a cash payment equal to Mr. Kapuria’s target bonus (increased pro rata for additional months worked more than 12 months following the Effective Date), and (c) vesting as to 50% of unvested equity, reduced by any equity that otherwise vested between

December 5, 2020 and Mr. Kapuria’s termination date, and (d) between 75% and 150% acceleration of the additional 50% unvested equity if our average closing stock price reached predetermined levels based 50% on each of (y) a 20 consecutive business day measurement from August 20, 2019 through December 31, 2020 and (z) a 20 consecutive business day measurement from July 1, 2020 through December 31, 2020, subject in each case to the execution of a release of any claims against NortonLifeLock. On May 28, 2020, we entered into an amendment agreement to the special severance benefit arrangement with Mr. Kapuria, pursuant to which he was entitled to the severance benefits upon his termination, which occurred on November 6, 2020.
Broadcom Retention Plan
In anticipation of the sale of NortonLifeLock’s Enterprise business to Broadcom in 2019, the Board, acknowledging that certain then-serving executive officers would be needed to assist in the post Broadcom transaction transition but would unlikely be retained as officers of the standalone pure-play consumer business, adopted the Broadcom Retention Plan in August 2019 (the “Broadcom Retention Plan”). Pursuant to the Broadcom Retention Plan, if an eligible executive was employed with NortonLifeLock through the closing of the transaction with Broadcom and was employed (i) through a transition period, or (ii) was terminated by us without cause prior to the end of the transition period, such executive was entitled to receive: (a) a cash payment equal to such executive’s annual base salary, (b) a cash payment equal to such executive’s target bonus under the FY20 EAIP, (c) vesting as to 50% of such executive’s unvested equity as of the Broadcom transaction closing (to vest at such executive’s termination no later than December 31, 2020), and (d) between 75% and 150% acceleration of the additional 50% unvested equity if our average closing stock price reaches predetermined levels based 50% on each of (y) a 20 consecutive business day measurement from August 20, 2019 through December 31, 2020 and (z) a 20 consecutive business day measurement from July 1, 2020 through December 31, 2020, subject in each case to the execution of a release of any claims against NortonLifeLock. Mr. Brown was subject to this plan upon his termination in November 2020.
Vincent Pilette
The following table summarizes the value of the payouts to Mr. Pilette pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of April 1, 2021 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $21.42 on April 1, 2021 minus the exercise price):
	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Upon Termination Without Cause	1,571,336	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	1,815,000	—	3,572,363	5,358,556
Termination Due to Death or Disability	—	—	3,572,363	5,358,556

Natalie Derse
The following table summarizes the value of the payouts to Ms. Derse pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of April 1, 2021 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $21.42 on April 1, 2021 minus the exercise price):
	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Upon Termination Without Cause	763,836	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	855,000	—	2,225,795	2,225,795
Termination Due to Death or Disability	—	—	2,225,795	2,225,795
Bryan Ko
The following table summarizes the value of the payouts to Mr. Ko pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of April 1, 2021 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $21.42 on April 1, 2021 minus the exercise price):
	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Upon Termination Without Cause	771,836	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	864,000	—	2,642,488	4,174,914
Termination Due to Death or Disability	—	—	2,642,488	4,174,914
Former Officers:
Samir Kapuria
The following table summarizes the value of payments to Mr. Kapuria pursuant to his severance agreement.
	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination	1,360,913	—	4,813,243	7,036,385
Matthew Brown
The following table summarizes the value of payments to Mr. Brown pursuant to the NortonLifeLock Executive Retention Plan, the NortonLifeLock Executive Severance Plan and the Broadcom Retention Plan.
	Severance Pay ($)	COBRA Premiums ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination	278,406	18,694	—	943,812	—
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the ratio of the annual total compensation of Mr. Pilette, our CEO, to the median of the annual total compensation of our employees, and have annualized his base salary as required under Item 402(u) of Regulation S-K. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

As of the end of FY21 April 2, 2021, we employed 2,434 employees globally, with approximately 50% based in the United States and 50% based outside of the United States. This total number of employees excludes 465 individuals who became our employees as a result of our acquisition of Avira in November 2020 in accordance with an exemption under the pay ratio rule for acquisitions completed in the relevant fiscal year. Our compensation programs and reward offerings are designed to reflect local market practices across our global operations.
Pay Ratio:
•
Mr. Pilette’s FY21 annual total compensation was $13,829,574, which was calculated in the same manner as the amounts reported in the “Total” column of the “2021 Summary Compensation Table” in this proxy statement, except that Mr. Pilette’s base salary was annualized.

•
The FY21 annual total compensation of our median employee (other than our CEO) was $99,784.

•
Based on this information, the pay ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees is 138.6 to 1.

Identification of the Median Employee:
For purposes of identifying our median employee, we used our global employee population as of April 2, 2021, identified based on our global human resources system of record, inclusive of all regular employees employed by NortonLifeLock as of that date. We used total direct compensation as our consistently applied compensation measure. In this context, total direct compensation is the sum of the value of base salary or wages earned, which has been annualized with respect to permanent employees, the annual incentive target amount or annual commission target amount in effect as of April 2, 2021, and the grant date fair value of all equity awards granted during FY21 excluding the value of any modifications. Cash compensation figures were converted from local currency to U.S. dollars using the exchange rate NortonLifeLock used for FY21 internal budgeting purposes. We did not make any cost-of-living adjustments or utilize the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate as allowed by SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Person Transactions Policy and Procedure
NortonLifeLock has adopted a written related person transactions policy which provides for NortonLifeLock’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” The Nominating and Governance Committee reviews transactions that may be “related person transactions,” which are transactions between NortonLifeLock and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any NortonLifeLock executive officer, director, nominee for director, or stockholder holding more than 5% of any class of NortonLifeLock’s voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be “related person transactions” (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):
•
compensation to executive officers determined by NortonLifeLock’s Compensation Committee;

•
any transaction with another company at which a related person is a director or an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $2,000,000, or 3% of that company’s total annual gross revenues, provided that the transaction involves the purchase of either company’s goods and services and the transaction is subject to usual trade terms and is in the ordinary course of business and the related person is not involved in the negotiation of the transaction;

•
any compensation paid to a director if the compensation is required to be reported in NortonLifeLock’s proxy statement;

•
any transaction where the related person’s interest arises solely from the ownership of NortonLifeLock’s common stock and all holders of NortonLifeLock’s common stock received the same benefit on a pro rata basis;

•
any charitable contribution, grant or endowment by NortonLifeLock or the NortonLifeLock Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed $120,000, or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•
any transaction where the rates or charges involved are determined by competitive bids;

•
any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or

•
any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Under the policy, members of NortonLifeLock’s legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions may be identified through NortonLifeLock’s Code of Conduct or other NortonLifeLock policies and procedures, and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify or rescind the transaction.
Certain Related Party Transactions
Transactions with Silver Lake
On May 13, 2021, we entered into a Convertible Notes Purchase Agreement with affiliates of Silver Lake Partners (“Silver Lake”), pursuant to which NortonLifeLock agreed to repurchase $250,000,000 in aggregate principal amount of 2.50% convertible unsecured senior notes due 2022. These notes are convertible into common stock of NortonLifeLock at a rate of 59.6341 shares for each $1,000 principal amount of notes, representing a conversion price of approximately $16.77 per share. Under the terms of the Agreement, NortonLifeLock paid Silver Lake an aggregate of $365 million, representing

$24.40 per underlying share into which the notes are convertible, accrued and unpaid interest through the date of settlement, and a portion of the cash dividend that was declared by NortonLifeLock on May 10, 2021.
Transactions with Starboard Value LP
In September 2018, NortonLifeLock entered into an agreement with Starboard Value LP and certain of its affiliates regarding, among other things, the membership and composition of the Board and committees thereof.

REPORT OF THE AUDIT COMMITEE
The information contained in the following report of NortonLifeLock’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by NortonLifeLock under the Exchange Act or the Securities Act of 1933 unless and only to the extent that NortonLifeLock specifically incorporates it by reference.
The Audit Committee is comprised solely of independent directors, as defined by current Nasdaq listing standards, and operates under a written charter, which was most recently amended by the Board on March 22, 2021. The Audit Committee oversees NortonLifeLock’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended April 2, 2021 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
The Audit Committee reviewed with NortonLifeLock’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of NortonLifeLock’s accounting principles and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the registered public accounting firm’s independence.
The Audit Committee discussed with NortonLifeLock’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of NortonLifeLock’s internal controls, and the overall quality of NortonLifeLock’s financial reporting. The Audit Committee also received the report of management contained in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended April 2, 2021, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in NortonLifeLock’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee NortonLifeLock’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2022.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended April 2, 2021 for filing with the SEC.
By: The Audit Committee of the Board of Directors:
Eric K. Brandt (Chair)
Frank E. Dangeard
Nora M. Denzel
Emily Heath

NORTONLIFELOCK INC.
2021 ANNUAL MEETING OF STOCKHOLDERS
MEETING INFORMATION
INFORMATION ABOUT SOLICITATION AND VOTING
This proxy is solicited on behalf of the Board for use at the Annual Meeting, which will be conducted via live webcast on September 14, 2021, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. We will provide a re-playable webcast of the Annual Meeting, which will be available on the events section of our investor relations website at investor.nortonlifelock.com.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of NortonLifeLock and respond to questions from stockholders.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote on the following proposals:
1.
Election to the Board of the nine nominees named in this proxy statement;

2.
Ratification of the appointment of KPMG as our independent registered public accounting firm for the 2022 fiscal year;

3.
An advisory vote to approve executive compensation; and

4.
Stockholder proposal regarding independent board chairman.

If any other business properly comes before the meeting or any adjournment or postponement thereof, you will be voting on those items as well.
What is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual Meeting?
The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1), FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2022 fiscal year (Proposal No. 2); FOR the approval of compensation to our named executive officers (Proposal No. 3); and AGAINST the stockholder proposal regarding independent board chairman (Proposal No. 4).
Could other matters be decided at the Annual Meeting?
Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by stockholders of NortonLifeLock, and we have not received notice of any such proposals. If any other matter were to come before the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you.
Who can vote at the Annual Meeting?
Stockholders as of the record date for the Annual Meeting, July 19, 2021, are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 581,268,447 shares of NortonLifeLock common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.
Stockholder of Record: Shares Registered in Your Name
If on July 19, 2021 your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.
For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on July 19, 2021 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may:
•
vote at the virtual annual meeting — to participate in and vote at the virtual annual meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials;

•
vote via the internet or via telephone — instructions are shown on your Notice of Internet Availability or proxy card; or

•
vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

Votes submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on September 13, 2021. Submitting your proxy, whether via the internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote at the Annual Meeting should you decide to virtually attend the meeting.
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still virtually attend the Annual Meeting if you have already voted by proxy.
What is the quorum requirement for the Annual Meeting?
A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you virtually attend and vote at the Annual Meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the election of directors. For the purpose of determining whether the stockholders have approved all other matters, abstentions have the same effect as an “against” vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the matters voted upon. If you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote your shares on any of the proposals, except for Proposal No. 2, ratification of the appointment of KPMG as our independent public accounting firm for the 2022 fiscal year. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to virtually attend the Annual Meeting.

What is the vote required for each proposal?
The votes required to approve each proposal are as follows:
•
Proposal No. 1. Each director must be elected by a majority of the votes cast, meaning the votes “FOR” a director must exceed the number of votes “AGAINST” a director.

•
Proposal Nos. 2, 3, and 4. Approval of each of Proposals Nos. 2, 3, and 4 requires the affirmative “FOR” vote of a majority of the shares entitled to vote on these proposals at the Annual Meeting and virtually attending the Annual Meeting or represented by proxy.

What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you vote over the internet or by telephone, please follow the instructions included on the Notice of Internet Availability, proxy card or proxy materials on how to vote over the internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
Who is paying for this proxy solicitation?
NortonLifeLock is paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to help us solicit proxies from brokers, bank nominees and other institutions for a fee of $10,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on your proxy card or Notice of Internet Availability on how to access each proxy card and vote each proxy card over the internet or by telephone. If you received paper proxy materials by mail, you can also complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•
delivering to the Corporate Secretary of NortonLifeLock (by any means, including facsimile) a written notice stating that the proxy is revoked;

•
signing and delivering a proxy bearing a later date;

•
voting again over the internet or by telephone; or

•
virtually attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by virtually attending and voting at the Annual Meeting.
How can I attend the Annual Meeting and submit questions?
To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.virtualshareholdermeeting.com/NLOK2021. To participate in the Annual Meeting or to submit questions in advance of the meeting, you will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability or on the instructions that accompanied your proxy materials.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the customer support numbers which will be shown on the virtual shareholder meeting site approximately 30 minutes before the start of the Annual Meeting.
Why are you not holding the Annual Meeting in a physical location?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we believe the online format allows us to communicate effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/NLOK2021.
How can I get electronic access to the proxy materials?
The proxy materials will provide you with instructions regarding how to:
•
view our proxy materials for the Annual Meeting over the internet; and

•
instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The preliminary voting results will be announced at the Annual Meeting and posted on our website at investor.nortonlifelock.com. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission in a current report on Form 8-K within four business days of the Annual Meeting.
ADDITIONAL INFORMATION
Stockholder Proposals for the 2022 Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. NortonLifeLock’s Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Corporate Secretary.
To be timely for the 2022 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between May 17, 2022 and June 16, 2022 (or, if the 2022 annual meeting is called for a date that is more than 30 calendar days before or more than 60 calendar days after the anniversary of the date of the 2021 Annual Meeting, then by no later than 10 calendar days after our public announcement of the date of the 2022 annual meeting). A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by NortonLifeLock’s Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at NortonLifeLock’s 2022 annual meeting must be received by us not later than March 30, 2022 in order to be considered for inclusion in NortonLifeLock’s proxy materials for that meeting.
Available Information
NortonLifeLock will mail without charge, upon written request, a copy of NortonLifeLock’s Annual Report on Form 10-K for fiscal year 2021, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Investor Relations
The Annual Report is also available at investor.nortonlifelock.com.
Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are NortonLifeLock stockholders will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, NortonLifeLock will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call NortonLifeLock’s Investor Relations department at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Investor Relations, telephone number (650) 527-8000.
Any stockholders who share the same address and currently receive multiple copies of NortonLifeLock’s annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or NortonLifeLock’s Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this proxy statement, NortonLifeLock has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” anticipate,” “estimate,” “intend,” “strategy,” “future,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our business strategy, governance practices and executive compensation program. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.

ANNEX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND EXPLANATION OF KEY PERFORMANCE INDICATORS
This proxy statement contains references to non-GAAP operating margin, which is adjusted from results based on GAAP and exclude certain expenses, as well as references to certain key performance indicators. These measures are provided to enhance the user’s understanding of our prospects for the future. Our management team uses these measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods.
Reconciliation of GAAP to non-GAAP measures
Non-GAAP operating margin is not computed according to GAAP and the method we use to compute Non-GAAP operating margin may differ from the method used by other companies. Non-GAAP operating margin is supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
	Year Ended
	April 2, 2021	April 3, 2020
Net revenues (GAAP)	$2,551	$2,490
Contract liabilities fair value adjustment	5	—
Revenue from ID Analytics	—	(46)
Net revenues (Non-GAAP)	$2,556	$2,444
Operating income	$869	$355
Contract liabilities fair value adjustment	5	—
Stock-based compensation	71	119
Amortization of intangible assets	105	109
Restructuring and other costs	161	266
Acquisition and integration costs	4	—
Litigation settlement charges	29	20
Other	—	—
Operating income (Non-GAAP)	$1,271	$869
Operating margin	35%	14%
Non-GAAP adjustments	15 pts	21 pts
Operating margin (Non-GAAP)	50%	35%
Explanation of key performance indicators
Bookings: Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers’ demand for our products and services and to assist readers in analyzing our performance in future periods.
Direct customer count: Direct customers are defined as active paid users of our consumer solutions who have a direct billing relationship with us at the end of the reported period. Users with multiple products or entitlements are counted for based on which solutions they are subscribed. We exclude users on free trials and promotions and users who have indirectly purchased our product or services through partners unless such users convert or renew their subscription directly with us. Full Year Average Direct Customer Count is calculated as an average across the quarters.
Average revenues per user (ARPU): ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.
Annual retention rate: Annual retention rate is defined as the number of direct customers who have more than a one-year tenure as of the end of the most recently completed fiscal period divided by the total number of direct customers as of the end of the period from one year ago. We monitor annual retention rate to evaluate the effectiveness of our strategies to improve renewals of subscriptions.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DETACH AND RETURN THIS PORTION ONLY

NORTONLIFELOCK INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Susan P. Barsamian	☐	☐	☐
1b. Eric K. Brandt	☐	☐	☐
1c. Frank E. Dangeard	☐	☐	☐
1d. Nora M. Denzel	☐	☐	☐
1e. Peter A. Feld	☐	☐	☐
1f. Kenneth Y. Hao	☐	☐	☐
1g. Emily Heath	☐	☐	☐
1h. Vincent Pilette	☐	☐	☐
1i. Sherrese Smith	☐	☐	☐

The Board of Directors recommends that you vote AGAINST proposal 4:	**For**	**Against**	**Abstain**
4. Stockholder proposal regarding independent board chairman	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NORTONLIFELOCK INC.60 E. RIO SALADO PARKWAYSUITE 1000TEMPE, AZ 85281ATTN: MARY LAI VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the meetingdate. Have your proxy card in hand when you access the web site and followthe instructions to obtain your records and to create an electronic votinginstruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NLOK2021You may attend the Meeting via the Internet and vote during the Meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the meeting date. Have your proxy cardin hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D57312-P59852 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NORTONLIFELOCK INC. The Board of Directors recommends that you voteFOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends that you vote FORproposals 2 and 3. 2. Ratification of the appointment of KPMG LLP as ourindependent registered public accounting firm for the2022 fiscal year 3. Advisory vote to approve executive compensation. The Board of Directors recommends that you voteAGAINST proposal 4: 4. Stockholder proposal regarding independent boardchairman NOTE: Such other business as may properly come before themeeting or any adjournment thereof. 1. Election of Directors For Against Abstain

P59852Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. This Proxy is Solicited on Behalf of theBoard of Directors of NortonLifeLock Inc.2021 Annual Meeting of StockholdersThe undersigned stockholder(s) appoint(s) Vincent Pilette, Natalie Derse, and Bryan Ko (the "Proxies") and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Common Stock of NortonLifeLock Inc. that are held of record by the undersigned as of July 19, 2021, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NortonLifeLock Inc. to be held on September 14, 2021at 9:00 A.M. (Pacific Time), and at any adjournments or postponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side